UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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LIFE STORAGE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than Registrant)

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6467 Main Street

Williamsville, New York 14221

Fellow Shareholders,

As Life Storage’s independent board chair, I would like to take this opportunity to invite you to participate in our inclusive, virtual annual meeting and to reflect on some of the bigger picture and longer-term drivers of our business.

First, as I write this, the rapidly evolving coronavirus (COVID-19) situation continues to unfold and challenge businesses in virtually all industries. Rest assured that we are working diligently and taking all reasonable measures to protect our employees, customers, stakeholders and assets. I am proud of how our technology focus has increased the resilience of our platform and preparedness for challenges such as this. Our people and customers are the foundation of our business and maintaining a safe environment is paramount to our success. As such, our robust business continuity plans and IT platforms have enhanced our team’s ability to effectively operate and serve our customers during volatile and challenging times. I believe that the combination of our team, technology platforms and self-storage assets helps create stability and efficiency for our consumer and business customers as their needs evolve. Further, I am confident that those attributes as well as our diverse customer base, ample access to liquidity and strong balance sheet position us well to protect shareholder value in the coming months.

As a real estate investment trust in the self-storage sector, Life Storage may not seem to be a likely leader in technology, environmental and social innovation, but we believe we are:

•

We created and rolled out an industry-leading innovative digital, contact-free rental platform that enables customers to self-serve and transact with us in any manner that they choose—online, by phone or in-person, while supporting more efficient operations.

•

We are taking measures to protect the environment while simultaneously improving the resiliency of our portfolio and making our operations more cost effective. These include having certified sustainable green buildings and deploying eco-efficient lighting, HVAC units, roofing technologies and landscaping practices.

•	We provide an array of training opportunities and benefits to our diverse employees and are proud that almost 60% of our managers and employees are women.

•	We analyze feedback from digital and human channels to protect our 93% customer satisfaction score and strong history of customer and community safety and support.

•

Our governance is similarly strong: our diverse board is younger and shorter tenured than average; we avoid unpopular provisions such as staggered boards, poison pills and plurality voting, and we have good internal and external pay parity.

Each of these is consistent with our four-pillar growth strategy focused on: (1) expanding our footprint; (2) leveraging technology to engage customers and improve efficiency; (3) investing in talent and culture; and (4) driving profitable growth. In 2019, we furthered this strategy by selling more than 50 low-rental rate, low-growth stores and redeploying proceeds into higher growth properties with better rental rates in markets with more attractive demographics, such as Seattle and Baltimore. We achieved higher same-store operating margins, grew revenue and funds from operations, and realized a 21% total shareholder return in 2019.

On behalf of the Life Storage, Inc. management team and Board of Directors, as Chair of the Board, I thank you for your continued support and confidence in our team. We look forward to communicating more about our Company’s successes, how our management team will continue to achieve great results going forward, and how our performance impacts our governance and compensation considerations.

Sincerely,

Mark G. Barberio

Non-Executive Chair of the Board

April 17, 2020

6467 Main Street

Williamsville, New York 14221

Dear Shareholder:

The Notice and Proxy Statement that follows contain details about our 2020 Annual Meeting of Shareholders (the “Annual Meeting”). Your proxy is being solicited by the Board of Directors of the Company. You will note that the Board of Directors of the Company recommends a vote “FOR” the election of eight directors to serve until the 2021 Annual Meeting of Shareholders, “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2020, “FOR” the proposal to adopt the Company’s 2020 Outside Directors’ Stock Award Plan, and “FOR” the proposal to approve the compensation of the Company’s executive officers.

In an effort to exercise caution with regard to the ongoing public health impact of COVID-19, and to support the health and well-being of our shareholders, partners and employees, this year’s Annual Meeting will be a virtual meeting held exclusively online via live webcast, and will not be held at a physical location. You will be able to attend the Annual Meeting, vote your shares electronically, and submit questions in writing during the meeting by visiting www.virtualshareholdermeeting.com/LSI2020 and entering your unique voter identification number. Additional information regarding attending the Annual Meeting and voting your shares can be found in the Proxy Statement. The vote of every Shareholder is important, and we believe that hosting a virtual meeting will enable more of our Shareholders to attend and participate in the meeting since our Shareholders can participate from any location around the world with Internet access.

This Proxy Statement and form of proxy are first being made available to Shareholders on April 17, 2020. While we currently expect to hold the Annual Meeting on May 28, 2020 as planned, the uncertainties presented by the public health impact of COVID-19 could result in a change to the date of the Annual Meeting. We will notify Shareholders accordingly should we decide to change the date of our Annual Meeting as a result of the impact of COVID-19.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

When:	Thursday, May 28, 2020 • 9:00 a.m. (E.D.T.)

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Life Storage, Inc. (the “Company” or “Life Storage”), which will be a virtual meeting held over the Internet, will be held on Thursday, May 28, 2020, at 9:00 a.m. (E.D.T.), to consider and take action on the following:

Items of Business:

1.	The election of the eight directors of the Company named in this Proxy Statement to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

2.	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020.

3.	A proposal to adopt the Company’s 2020 Outside Directors’ Stock Award Plan.

4.	A proposal to approve (on a non-binding basis) the compensation of the Company’s executive officers.

5.	The transaction of such other business as may properly come before the meeting or any adjournments thereof.

Record Date:

FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only Shareholders of record at the close of business on March 30, 2020 will be entitled to notice of the meeting and to vote at the meeting.

  Voting:

Even if you plan to attend the Annual Meeting virtually, we ask you to please complete, sign and return the enclosed proxy card or vote your shares by telephone or over the Internet. The Company’s Annual Meeting will be a virtual meeting held over the Internet. If you will need special assistance at the meeting, please contact Life Storage Investor Relations at (716) 633-1850. Please note that the Annual Meeting will only be held virtually, and there will be no physical meeting.

The Company is furnishing its proxy statement, proxy and Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report”) to you electronically via the Internet, instead of mailing printed copies of such materials to each Shareholder. The Company has sent to its Shareholders a Notice of Internet Availability of Proxy Materials that provides instructions on how to access its proxy materials on the Internet, how you can request and receive a paper copy of the proxy statement, 2019 Annual Report and proxy for the Annual Meeting, and how to vote online at www.proxyvote.com. Shareholders can also call 1-800-579-1639 to request proxy materials or 1-800-690-6903 to vote by telephone.

By Order of the Board of Directors,

Andrew J. Gregoire

Secretary

Williamsville, New York

April 17, 2020

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 28, 2020

The Proxy Statement and Annual Report on Form 10-K for the  year ended December 31, 2019 are available at www.proxyvote.com.

6467 Main Street

Williamsville, New York 14221

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all the information that you should consider. You should read the entire Proxy Statement carefully before voting. We intend to mail proxy materials to our shareholders on or about April 17, 2020.

This Proxy Statement and the form of proxy are furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Life Storage, Inc. (the “Company”) for the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually over the Internet on Thursday, May 28, 2020 at 9:00 a.m. (E.D.T.), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. No physical meeting will be held. You will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/LSI2020 and entering your unique voter identification number. This Proxy Statement and form of proxy are first being made available to Shareholders on April 17, 2020.

Voting Matters

Meeting Agenda	Board Recommendation
1. Election of Directors	FOR each nominee

2. Ratify the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm	FOR

3. Adoption of the Company’s 2020 Outside Directors’ Stock Award Plan.	FOR

4. Advisory Vote to Approve Compensation of the Company’s Executive Officers.	FOR

Life Storage, Inc. 2020 Proxy Statement

COMPANY BRIEF

Life Storage Locations as of December 31, 2019

As of 12/31/19

Life Storage, Inc. 2020 Proxy Statement

OUR DIRECTORS

PROPOSAL 1. ELECTION OF DIRECTORS

We open this Proxy Statement by introducing ourselves, the members of your Board of Directors. We take our oversight responsibilities seriously as well as the importance of our accountability. We call your attention in particular to our oversight of a smooth CEO transition, with Joseph V. Saffire succeeding David L. Rogers as CEO in 2019. Sometimes the stronger indications of a board doing its job are the quietest—including that of good talent management and succession planning.

We also oversaw significant management actions in 2019 that are described elsewhere in this Proxy Statement. We invite you to read about us as individuals below and ask for your voting support.

The Board of Directors is soliciting the proxies herein and it is intended that such proxies will, unless otherwise directed, be voted to elect the nominees for director named below. Our bylaws provide that in an uncontested election the affirmative vote of a majority of the total of votes cast for or withheld as to a nominee at a meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Effective as of November 26, 2019, the size of the Board decreased from nine to eight upon the resignation of Ms. Carol Hansell from the Board. As such, the number of directors to be elected at the Annual Meeting shall be eight.

WHO WE ARE

Nominees for Election to the Board of Directors

The nominees named herein will, if elected, hold office until the next succeeding Annual Meeting of Shareholders and until their successors are duly elected and qualified. In the event any nominee becomes unavailable to stand for election, it is intended that the persons named in the proxy may vote for a substitute recommended by the Nominating, Governance and Corporate Responsibility Committee of the Board of Directors subject to Board approval. Alternatively, the Board may reduce the size of the Board or may determine to leave the vacancy unfilled. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as directors.

As reflected in the skills matrix and accompanying charts, the nominees for election to the Board of Directors listed below bring a diverse array of attributes, skills and experiences to Life Storage that we believe are important and that that led to the

Life Storage, Inc. 2020 Proxy Statement

conclusion that such nominee should serve as a member of the Board of Directors. All nominees are presently members of the Board of Directors.

	Operational Strategy Development and Risk Management	Real Estate	Self- Storage	Financial Literacy	Finance and Capital Markets	Corporate Governance and Compensation	Public Company Executive	Public Company Board*

Mark G. Barberio	X	X		X	X	X	X	X

Stephen R. Rusmisel	X			X	X	X

Arthur L. Havener, Jr.	X	X	X	X	X	X		X

Charles E. Lannon	X	X	X	X	X	X

Edward J. Pettinella	X	X		X	X	X	X	X

Dana Hamilton	X	X		X	X	X	X	X

David L. Rogers	X	X	X	X	X		X

Joseph V. Saffire	X	X	X	X	X		X

* Other than the Company.

DIRECTOR TENURE	DIRECTOR AGE

INDEPENDENT DIRECTORS	DIVERSITY

Life Storage, Inc. 2020 Proxy Statement

Mark G. Barberio Age: 57 Director Independent: Yes Director Since: 2015

Experience:

•	Principal of Markapital, LLC, a business and M&A consulting firm (2013 – present)

•	Co-Chief Executive Officer at Mark IV, LLC (now Dayco, LLC), a global diversified manufacturing company (2009 – 2013); Chief Financial Officer (2004 – 2013); joined 1985

Other Boards:

•	Current:

•	Gibraltar Industries, Inc., a publicly listed leading manufacturer and distributor of building products

•	Exide Technologies, a privately held global battery manufacturer and distributor

•	Endo International plc, a publicly listed pharmaceutical company

•	Rochester Institute of Technology Board of Trustees

•	Former:

•	Paragon Offshore Limited, an oil and gas drilling company (2017 – 2018)

Qualifications:

Experience includes:

•	Strategic development

•	Finance and capital markets

•	Management and operations

•	Real estate

•	Investor relations

•	Public company boards

Joseph V. Saffire Age: 50 CEO and Director Independent: No Director Since: 2019

Experience:

•	Chief Executive Officer of the Company (March 1, 2019 – present); Chief Investment Officer of the Company (November 2017 – February 2019)

•	Executive Vice President and Head of Commercial Banking of First Niagara Bank (2014 – 2016)

•	Executive Vice President and Head of Global Banking for Europe, the Middle East and Africa of Wells Fargo Bank (2012 – 2014)

•

Chief Operating Officer and Head of International Corporate and Commercial Banking in Germany at HSBC Bank plc (2010 to 2012); Executive Vice President and Regional President – Corporate and Commercial Banking in the United States (2007 – 2010); joined 1992

Qualifications:

Experience includes:

•	Strategic development

•	Finance and capital markets

•	Management and operations

•	Real estate

•	Investor relations

Life Storage, Inc. 2020 Proxy Statement

Charles E. Lannon Age: 72 Director Independent: Yes Director Since: 1995

Experience:

•	President of Strategic Advisory, a consulting firm that provides consulting and advisory services to companies seeking capital, transactional and financial guidance (1995 – present)

•	Co-founded Northtowns Imaging, Inc., a medical diagnostic imaging company (1995 – 1999 when sold)

•	Vice Chairman of the Board of Kinex Pharmaceuticals LLC, a cancer drug pharmaceutical company, which changed its name to Athenex, Inc. and began publicly trading in 2017 (2009 – 2015)

Other Boards:

•	Lead Independent Director, Royal Oak Realty Trust Inc., a private REIT, since 2014

•	Has served as an officer and board member of several non-public companies since 1995

Qualifications:

Experience includes:

•	Corporate governance

•	Strategic and transactional matters

•	Finance and capital markets

•	Investor relations

Stephen R. Rusmisel Age: 74 Director Independent: Yes Director Since: 2012

Experience

•	Founder and principal of V1 Funding LP, a consulting and private investment firm (2019 – present)

•	Partner of the law firm of Pillsbury, Winthrop, Shaw, Pittman LLC (and its predecessor firm, Winthrop, Stimson, Putnam & Roberts) (1980 – 2016)

•

During his more than 45 years as an attorney, he counseled clients in general corporate, securities and business matters, with an emphasis on mergers and acquisitions. He also provided advice to audit committees of public companies, and he has made numerous presentations to the boards of directors of public companies regarding board fiduciary duties, corporate governance matters, risk management and transactional matters

•	Has lectured and published numerous articles on corporate governance and transactional issues

Other Boards:

•	Current:

•	Church of the Blessed Sacrament Board of Trustees; finance counsel chair

•	Former:

•	The Swedish American Chamber of Commerce of New York, Inc. (2006 – 2011)

Qualifications:

Experience includes:

•	Corporate governance

•	Accounting and finance

•	Enterprise risk management

•	Strategic and transactional matters

•	Public company board advisory

Life Storage, Inc. 2020 Proxy Statement

Arthur L. Havener, Jr. Age: 53 Director Independent: Yes Director Since: 2015

Experience:

•	Principal of Stampede Capital LLC, a real estate advisory and investment firm (2007 – present)

•	Vice President and head of real estate of A.G. Edwards and Sons Inc. (2002 – 2007)

Other Boards:

•	Current:

•	Nobility Homes, Inc., a builder and retailer of manufactured homes in the state of Florida

•	Boardwalk REIT, a Canadian Real Estate Investment Trust traded on the Toronto Stock Exchange, Lead Trustee

•	Former:

•	MDC North American Real Estate Fund I, a private real estate equity fund (2007 – 2009)

•	Alderman and Chair of the Finance Committee in the municipality of Sunset Hills, Missouri

Qualifications:

Experience includes:

•	Real estate

•	Corporate governance

•	Private equity

•	Finance and capital markets

•	REIT strategy

Dana Hamilton Age: 51 Director Independent: Yes Director Since: 2018

Experience:

•	Senior managing director and head of real estate at Pretium Partners, LLC, a specialized investment manager (2017 – present)

•	Co-founder of Ameriton LLC, a real estate company, serving as President (2014 – present)

•	President and Chief Executive Officer, and trustee, of Borderplex Community Trust (2013 – 2014)

•

Spent 20 years at Archstone, one of the largest apartment companies in the US and Europe, where she held roles as President – Europe and Executive Vice-President – National Operations during her tenure (1994 – 2013)

Other Boards:

•	Former Director of FelCor Lodging Trust Incorporated, a publicly listed real estate investment trust (2016 – 2017, when the company was merged with RLJ Lodging Trust)

Qualifications:

Experience includes:

•	Real estate

•	Strategic and transactional matters

•	Management and operations

•	Finance and capital markets

Life Storage, Inc. 2020 Proxy Statement

Edward J. Pettinella Age: 68 Director Independent: Yes Director Since: 2018

Experience

•	Chief Executive Officer and director of Home Properties Inc., a publicly traded REIT (2003 – 2015); Executive Vice President (2001 – 2003)

•	President of Charter One Bank of New York; Executive Vice President of Charter One Financial, Inc. (1997 – 2001)

•	Served in several managerial capacities for Rochester Community Savings Bank (1980 – 1997)

Other Boards:

•	Current:

•	Manning & Napier, Inc., a publicly traded investment management firm; Chair of the Audit Committee; member of the Compensation and Nominating and Corporate Governance Committees

•	Royal Oak Realty Trust Inc., a private REIT focused on acquiring net leased industrial and office properties

•	Syracuse University Board of Trustees; Vice Chair

•	Former:

•	National Multi Housing Council

•	Board of Governors of the National Association of Real Estate Investment Trusts

•	Urban Land Institute

Qualifications:

Experience includes:

•	Real estate

•	Finance and capital markets

•	Public company experience

David L. Rogers Age: 64 Director Independent: No Director Since: 2018

Experience

•

Co-founder of the Company; Chief Executive Officer (March 2012 – February 28, 2019); Chief Financial Officer and Secretary (1995 – February 2012); Vice President of Finance of the Company’s predecessor (1988 – 1995); Controller and Due Diligence Officer of such predecessor (1984 – 1988)

•	Spent seven years as an accountant and systems analyst in both the public and private sectors

•	Has been a regular presenter at national and regional meetings of the Self Storage Association

Other Boards:

•	Current:

•	Catholic Health Systems and other not-for-profit entities

•	Former:

•	Board of Advisors of the National Association of Real Estate Trusts (NAREIT)

Qualifications:

Experience includes:

•	Intimate knowledge of the Company through his past experience as the Company’s Chief Executive Officer

•	Finance and accounting

•	Real estate

•	Investor relations

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEES NAMED ABOVE

Life Storage, Inc. 2020 Proxy Statement

HOW WE ARE SELECTED AND ELECTED

In identifying and evaluating the individual director nominees that it recommends to the Board of Directors, the Nominating, Governance and Corporate Responsibility Committee of the Board of Directors utilizes the following process: (i) the Nominating, Governance and Corporate Responsibility Committee reviews the qualifications of any candidates who have been properly recommended or nominated by a Shareholder, as well as those candidates who have been identified by management, individual members of the Board of Directors or, if the Nominating, Governance and Corporate Responsibility Committee determines, a search firm; (ii) the Nominating, Governance and Corporate Responsibility Committee evaluates the performance and qualifications of individual members of the Board of Directors eligible for re-election; (iii) the Nominating, Governance and Corporate Responsibility Committee considers the suitability of each candidate, including the current members of the Board of Directors, in light of the current size and composition of the Board of Directors; (iv) the Nominating, Governance and Corporate Responsibility Committee considers each individual candidate in the context of the current perceived needs of the Board of Directors, as a whole; and (v) the Nominating, Governance and Corporate Responsibility Committee seeks assurances from each candidate that such candidate will be readily available and timely respond to Board matters. After such review and consideration, the Nominating, Governance and Corporate Responsibility Committee recommends that the Board of Directors select the slate of director nominees.

The Nominating, Governance and Corporate Responsibility Committee does not have an express policy with regard to consideration of director candidates recommended by Shareholders, but it will consider director candidates proposed by Shareholders in the same manner as it considers other candidates. The Board of Directors and the Nominating, Governance and Corporate Responsibility Committee believe that candidates must be highly qualified, exhibiting the experience and expertise required of the Board of Directors’ own pool of candidates and interest in the Company’s business, and the ability to attend and prepare for Board of Directors, committee and Shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board of Directors. Candidates should represent the interests of all Shareholders and not those of a special interest group. A Shareholder wishing to nominate a candidate should do so in accordance with the guidelines set forth below under the caption “Proposals of Shareholders for the 2021 Annual Meeting.”

While the Nominating, Governance and Corporate Responsibility Committee does not have a written policy regarding diversity in identifying director candidates, the Nominating, Governance and Corporate Responsibility Committee considers diversity in its search for the best candidates to serve on the Board of Directors. Generally, the Nominating, Governance and Corporate Responsibility Committee looks to incorporate diversity in all its forms including diversity of attributes, backgrounds, skills and experiences, all with a view to identify candidates that can assist the Board of Directors with its decision making. The Nominating, Governance and Corporate Responsibility Committee places primary emphasis on (i) judgment, character, expertise, skills and knowledge useful to the oversight of the Company’s business; (ii) diversity of perspectives, backgrounds, experiences and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of the Board of Directors will build a board that is active, collegial and responsive to the needs of the

Life Storage, Inc. 2020 Proxy Statement

Company. In addition, the Nominating, Governance and Corporate Responsibility Committee recognizes the importance of diversity of race and gender on the Board of Directors consistent with its fiduciary duties. The Board has taken this into consideration in establishing the list of nominees and will continue to do so in the future as part of the normal succession planning process.

The Company does not have a mandatory retirement age for directors as the Company believes that the composition of the Board should include not only appropriate experience and expertise, but also take into account the need for differing perspectives. As a result, the composition of the Board has evolved over time. The nominees for the Board as a whole reflect this balance. Six of the eight nominees have served on the Board for six years or less and only one director has service on the Board of more than 10 years.

Director Independence

The Board of Directors has reviewed all transactions or relationships between each director, director nominee, or any member of his or her immediate family and the Company, its senior management and its independent registered public accounting firm. Based on this review and as required by the independence standards of the New York Stock Exchange (“NYSE”), the Board of Directors has affirmatively determined that all directors, other than Messrs. Rogers and Saffire, are independent from management and its independent registered public accounting firm within the meaning of the NYSE listing standards and as defined in the rules and regulations of the Securities and Exchange Commission (“SEC”). There were no transactions, relationships or arrangements with any director or director nominee determined to be independent that were required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities and Exchange Act of 1934 that the Board of Directors considered as part of such review.

Board Orientation, Education and Self-Assessment.

Each independent director, upon initial election to the Board, undergoes a rigorous orientation wherein such director meets all of the members of senior management, and attends presentations concerning the Company’s core disciplines, including marketing, sales, revenue management, acquisition and due diligence procedures, security and controls.

In addition to new director orientation, our directors regularly participate in continuing education to maintain the skills necessary to perform their duties and responsibilities and to keep abreast of industry trends, legal and regulatory developments and corporate governance practices. These include participation in NAREIT and other conferences, various presentations by outside advisors and consultants at board meetings and retreats, regular discussions with management and the opportunity to attend various external board education programs and membership in the National Association of Corporate Directors.

The Board of Directors performs an evaluation of its performance at least annually to determine whether it is functioning effectively. Each Board committee also performs an annual evaluation of its performance.

Life Storage, Inc. 2020 Proxy Statement

HOW WE ARE ORGANIZED

Board Leadership Structure.

Mark G. Barberio serves as the Company’s non-executive Chair of the Board. Mr. Barberio’s extensive qualifications include responsibility for strategy, executive management, operations, finance, real estate, investor relations and business development. He has experience as a director, chief executive officer, chief financial officer, and as a board committee chair with other large companies. The Company believes that having a Chair of the Board who is not an executive officer of the Company is the appropriate leadership structure for the Company at this time as it allows the Executive Officers of the Company to focus on day-to-day business while allowing the Chair of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

Meetings of The Board of Directors and Board Committees

Board of Directors Committee Memberships.

Assuming election of all the nominees to the Board, the structure of the Audit and Risk Management Committee, Compensation and Human Capital Committee, and Nominating, Governance and Corporate Responsibility Committee will remain as follows:

	Audit and Risk Management	Compensation and Human Capital	Nominating, Governance and Corporate Responsibility
Mark G. Barberio		X	X
Stephen R. Rusmisel	X	C	X
Arthur L. Havener, Jr.	C		X
Charles E. Lannon	X	X
Edward J. Pettinella	X		C
Dana Hamilton	X	X
C = Committee Chair X = Committee Member

Life Storage, Inc. 2020 Proxy Statement

2019 Attendance at Board and Committee Meetings.

The chart below sets forth director attendance at Board and Committee Meetings in 2019 based upon each respective director’s term on the Board and each Committee.

	Board Meetings		Committee Meetings			Total Rate of Attendance
Name	Regular	Special	Audit & Risk Mgmt	Comp & Human Capital	Nom, Gov, & Corp Resp	Board	Committee
Mark G. Barberio	8/8	3/3	n/a	6/6	4/4	100%	100%
Carol Hansell (1)	7/7	3/3	n/a	5/5	4/4	100%	100%
Dana Hamilton	8/8	3/3	6/6	5/6	n/a	100%	92%
Arthur L. Havener Jr.	8/8	3/3	6/6	n/a	4/4	100%	100%
Charles E. Lannon	8/8	3/3	6/6	6/6	n/a	100%	100%
Edward J. Pettinella	8/8	3/3	6/6	n/a	4/4	100%	100%
David L. Rogers	8/8	3/3	n/a	n/a	n/a	100%	n/a
Stephen R. Rusmisel (2)	8/8	3/3	6/6	6/6	n/a	100%	100%
Joseph V. Saffire (3)	7/7	3/3	n/a	n/a	n/a	100%	n/a

(1)    Ms. Hansell resigned from the Board of Directors effective November 26, 2019.

(2)    Mr. Rusmisel was appointed to the Nominating, Governance and Corporate Responsibility Committee effective March 1, 2020.

(3)    Mr. Saffire was appointed to the Board of Directors on March 14, 2019.

Board of Directors.

The Board of Directors held 11 meetings during the fiscal year ended December 31, 2019. Each director attended 100% of the total number of meetings held by the Board of Directors during such director’s tenure on the Board. Additionally, each director attended 100% of the total number of meetings held by all committees on which he or she served, with the exception of Ms. Hamilton who was excused from one meeting of the Compensation and Human Capital Committee for good reason. Our non-employee directors meet in executive session in conjunction with regularly scheduled meetings of the Board of Directors at least twice per year and on other occasions, as necessary, in accordance with the Company’s Corporate Governance Principles. Mark G. Barberio serves as Chair of the Board and he has presided at meetings of the Company’s directors.

The Company’s policy is that all directors should attend the Annual Meeting of Shareholders, either virtually or in-person (as applicable), absent a good reason. With the exception of one director who was excused for good reason, all directors who were then on the Board of Directors attended the 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”) in person.

Life Storage, Inc. 2020 Proxy Statement

The Board of Directors has three committees with the principal functions described below. The charter of each committee is posted on the Company’s website at www.lifestorage.com. A copy of each charter is available in print to any Shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, attention Andrew J. Gregoire, Secretary, or by telephone (716) 633-1850.

Audit and Risk Management Committee.

The Audit and Risk Management Committee is composed of Messrs. Havener, Rusmisel, Lannon, and Pettinella, and Ms. Hamilton. Mr. Havener serves as Chair. The Audit and Risk Management Committee oversees the accounting and financial reporting processes and audits of the financial statements of the Company. The Audit and Risk Management Committee has generally led the Board’s oversight of enterprise risk management, with the assistance of other Board committees. The Audit and Risk Management Committee assists the Board of Directors in oversight of the quality and integrity of the Company’s financial statements, the financial reporting process, the systems of internal accounting and financial controls, the performance of the Company’s internal audit function and internal auditors, the independent auditor’s qualifications and independence, and compliance with ethics policies and legal and regulatory requirements.

The Audit and Risk Management Committee is composed entirely of independent directors within the meaning of applicable NYSE listing standards and rules and regulations of the SEC. Each member must be “financially literate” under NYSE listing standards, or become financially literate within a reasonable period of time after appointment. The SEC has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether it has an “Audit Committee Financial Expert” serving on its audit committee. The Board of Directors has determined that all members of the Audit and Risk Management Committee are financially literate. The Board of Directors has also determined that Mr. Havener meets the definition of an “Audit Committee Financial Expert.”

The Audit and Risk Management Committee’s duties are set forth in its charter, which can be found on the Company’s web site at www.lifestorage.com. Additional information regarding the Audit and Risk Management Committee and the Company’s independent registered public accounting firm is disclosed in the Report of the Audit and Risk Management Committee below. The Audit and Risk Management Committee held six meetings during 2019. The Audit and Risk Management Committee meets regularly in private session with the Company’s independent registered public accounting firm.

Compensation and Human Capital Committee.

The Compensation and Human Capital Committee is composed of Messrs. Rusmisel, Lannon and Barberio and Ms. Hamilton, each of whom is independent within the meaning of applicable NYSE listing standards. Mr. Rusmisel serves as Chair. Ms. Hansell was also a member of the Compensation and Human Capital Committee up to and until her resignation from the Board effective November 26, 2019. The Compensation and Human Capital Committee makes decisions with respect to compensation of the executive officers of the Company (the “Executive Officers”), reviews and recommends to the full Board of Directors director compensation levels and programs, and administers the Company’s

Life Storage, Inc. 2020 Proxy Statement

Award and Option Plans. The Compensation and Human Capital Committee also generally oversees the Company’s management of its human resource policies and practices, including (from time to time) matters such as diversity and inclusion, workplace environment and culture, and talent development and retention.

The Compensation and Human Capital Committee met six times during 2019. Compensation and Human Capital Committee agendas are established by the Committee Chair, and the Compensation and Human Capital Committee deliberates and takes action only in executive session. The Compensation and Human Capital Committee’s charter does not permit delegation of its responsibilities or authority to others. Pursuant to its charter, the Compensation and Human Capital Committee has the authority to engage advisors, including compensation consultants. The Compensation and Human Capital Committee has engaged Longnecker & Associates as an independent consultant to assist in evaluating compensation for the Executive Officers and executive compensation programs generally. The consultant reports directly to the Compensation and Human Capital Committee and does not perform services for management.

On occasion, at the request and direction of the Compensation and Human Capital Committee, the consultant will review compensation levels recommended by the Executive Officers for other senior managers. The consultant advises the Compensation and Human Capital Committee with respect to compensation trends and best practices, plan design, reasonableness of individual compensation awards and general comparability with other publicly traded companies and companies in the real estate investment trust (“REIT”) industry. In accordance with the Compensation and Human Capital Committee’s policy on assessing advisor independence, the Compensation and Human Capital Committee determined that there were no conflicts of interest or issues related to independence during 2019 that would impact the advice to the Compensation and Human Capital Committee from Longnecker & Associates and the representatives of Longnecker & Associates who advise the Compensation and Human Capital Committee.

The Executive Officers do not participate in deliberations of the Compensation and Human Capital Committee. The Executive Officers, at the Compensation and Human Capital Committee’s request, prepare performance and operational data and financial and other information to assist the Compensation and Human Capital Committee in reaching its compensation determinations.

The functions of the Compensation and Human Capital Committee are further described below under the caption “OUR PAY” and in its charter, which can be found on the Company’s web site at www.lifestorage.com.

Nominating, Governance and Corporate Responsibility Committee.

The Nominating, Governance and Corporate Responsibility Committee of the Board of Directors serves as the Company’s nominating committee. The Nominating, Governance and Corporate Responsibility Committee is composed of Messrs. Havener, Barberio, Pettinella, and Rusmisel, each of whom is independent within the meaning of applicable NYSE listing standards. Ms. Hansell was also a member of the Nominating, Governance and Corporate Responsibility Committee, serving as Chair, up to and until her resignation from the Board effective November 26, 2019. Mr. Pettinella was appointed as Chair of the Nominating, Governance and Corporate Responsibility Committee effective

Life Storage, Inc. 2020 Proxy Statement

December 9, 2019. Mr. Rusmisel was appointed to the Nominating, Governance and Corporate Responsibility Committee effective March 1, 2020. The Nominating, Governance and Corporate Responsibility Committee’s functions are set forth in its charter, which can be found on the Company’s website at www.lifestorage.com, and include assisting the Board of Directors by identifying individuals qualified to become Board members and recommending director nominees for the Annual Meeting of Shareholders, recommending to the Board the Corporate Governance Principles applicable to the Company, leading the Board of Directors in its annual review of the Board’s performance, and recommending the director nominees for each committee as further described in “HOW WE ARE SELECTED AND ELECTED”. The Nominating, Governance and Corporate Responsibility Committee also has worked closely with the Board and senior management on environmental, social, and governance (“ESG”) matters. The Nominating, Governance and Corporate Responsibility Committee must annually review the adequacy of its charter and its own performance. The Nominating, Governance and Corporate Responsibility Committee met four times during 2019.

HOW WE GOVERN AND ARE GOVERNED

Corporate Governance Guidelines.

The Board of Directors has adopted Corporate Governance Principles which can be found on the Company’s website at www.lifestorage.com or which can be mailed to any Shareholder upon request either to the Company at 6467 Main Street, Williamsville, New York 14221, or requested by telephone (716) 633-1850.

Our Corporate Governance Principles require, among other things, that a majority of directors on the Board of Directors meet the criteria for independence defined by the NYSE. Our governance structure includes, in addition, provisions for majority voting, annual director elections, one-share, one-vote and special meeting voting rights. We believe our corporate governance provisions, our approach to Board governance and our management of environmental, social, governance and compensation issues collectively put us in a strong position to deliver sustainable returns to shareholders while supporting our many stakeholder constituents.

Code of Ethics and Code of Ethics for Senior Financial Officers and Directors.

All of the Company’s directors and employees, including the Executive Officers, are required to comply with the Company’s Code of Ethics to help ensure that the Company’s business is conducted in accordance with the highest standards of moral and ethical behavior. The Company also has a Code of Ethics for Senior Financial Officers applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer and controller, each of whom is also bound by the provisions set forth in the Code of Ethics relating to ethical conduct, conflicts of interest and compliance with the law. The Code of Ethics and Code of Ethics for Senior Financial Officers are published on the Company’s web site at www.lifestorage.com. The Company intends to disclose any changes in or waivers of its Code of Ethics and Code of Ethics for Senior Financial Officers by posting such information on the Company’s website. A printed copy of the Code of Ethics and the Code of Ethics for Senior Financial Officers will be provided to any Shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, or by telephone (716) 633-1850.

Life Storage, Inc. 2020 Proxy Statement

Policies and Procedures Regarding Related Party Transactions.

The Company has established written conflict of interest policies, which are included in the Company’s Code of Ethics, to which all directors, Executive Officers and key employees are subject. These persons are required to disclose to the Company’s Chief Compliance Officer (or, in the event such person with the conflict is a director or Executive Officer, to the Chair of the Audit and Risk Management Committee) in writing each outside relationship, activity and interest that creates a potential conflict of interest, including transactions or arrangements potentially disclosable pursuant to applicable rules of the SEC. The Audit and Risk Management Committee will review any transaction involving a director or officer that may create a conflict of interest and either approve or reject the transaction or refer the transaction to the full Board or other appropriate committee in its discretion. All directors, Executive Officers and other key employees are required to disclose in writing each year whether they are personally in compliance with such policy. In addition, each director and Executive Officer is required to complete an annual questionnaire which calls for disclosure of any transactions in which the Company is or is to be a participant, on the one hand, and in which such director or Executive Officer or any member of his or her family has a direct or indirect material interest, on the other. The Board of Directors is of the opinion that these procedures are sufficient to allow for the review, approval or ratification of any transactions with related persons that would be required to be disclosed under applicable SEC rules.

The Role of the Board of Directors in the Company’s Risk Oversight Process.

The Company’s Board of Directors is responsible for overseeing the Company’s risk management processes and enterprise risk management. Certain areas of this responsibility have been delegated by the Board of Directors to the Audit and Risk Management Committee, the Compensation and Human Capital Committee and Nominating, Governance and Corporate Responsibility Committee, each with respect to the assessment of the Company’s risks and risk management in its respective areas of oversight. The Audit and Risk Management Committee oversees risks related to internal controls and procedures, and oversees risks related to conflicts of interest and code of ethics matters. The Compensation and Human Capital Committee oversees risks related to compensation practices. The Nominating, Governance and Corporate Responsibility Committee oversees risks related to governance matters. The full Board of Directors has primary responsibility for evaluating strategic and operational risk management, succession planning and cybersecurity risks. The Board receives regular updates from management on operational, cybersecurity and other risks facing the Company. The Board committees and the full Board of Directors focus on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensure that risks undertaken by the Company are consistent with the Board of Directors’ objectives. While the Board of Directors oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes. The Company believes this division of responsibilities is the most effective approach for addressing the risks facing the Company.

Compensation Risk Assessment.

With respect to compensation risk, the Compensation and Human Capital Committee has considered the Company’s compensation policies and practices and has concluded that they are not reasonably likely to have a material adverse effect on the Company.

Life Storage, Inc. 2020 Proxy Statement

HOW TO COMMUNICATE WITH US

Complaint Procedure; Communications with Directors.

The Sarbanes-Oxley Act of 2002 requires public companies to maintain procedures to receive, retain and respond to complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company has such procedures in place. Any employee of the Company may report concerns regarding these matters in the manner specified in the Company’s Employee Complaint Procedures, which is published on the Company’s web site at www.lifestorage.com. A printed copy of the Company’s Employee Complaint Procedures will be provided to any Shareholder upon request sent to the Company at 6467 Main Street, Williamsville, New York 14221, or requested by telephone (716) 633-1850.

The Board of Directors has also established a process for Shareholders or other interested parties to send communications to the Company’s independent directors. Shareholders or other interested parties may communicate with the Board of Directors by calling (716) 633-1850 ext. 6144 or by writing to the Company’s Secretary. Communications sent to the Company addressed to the Board of Directors by these methods will be screened by the Secretary for appropriateness before either forwarding or notifying the independent directors of receipt of a communication.

HOW WE ARE PAID

Director Compensation

The table below summarizes the compensation paid by the Company to directors who are not officers or employees of the Company (“Outside Directors”) for the year ended December 31, 2019. Directors who are not Outside Directors are not paid any compensation for their service as directors. Mr. Rogers retired as the Company’s Chief Executive Officer on February 28, 2019 and therefore Mr. Rogers’ compensation in the table below represents compensation for his service as a director subsequent to this retirement date.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Mark G. Barberio	$174,500	$80,000	-	$16,208	$270,708
Charles E. Lannon	$119,500	$80,000	-	$16,208	$215,708
Stephen R. Rusmisel	$127,000	$80,000	-	$16,208	$223,208
Arthur L. Havener, Jr.	$127,000	$80,000	-	$16,208	$223,208
Dana Hamilton	$119,500	$80,000	-	$16,208	$215,708
Edward J. Pettinella	$117,000	$80,000	-	$16,208	$213,208
David L. Rogers	$102,000	$80,000	-	$12,156	$194,156
Carol Hansell (4)	$90,125	-	-	$12,156	$102,281

(1)

On May 30, 2019, each Outside Director was granted 836 shares of restricted stock. Upon Ms. Hansell’s resignation from the Board effective November 26, 2019, the 836 shares of restricted stock granted to her on May 30, 2019 did

Life Storage, Inc. 2020 Proxy Statement

not vest. The remaining shares of restricted stock issued to the Outside Directors will vest in full on May 30, 2020 provided the director remains in office. As of his retirement, Mr. Rogers is now an Outside Director and thus received this grant with all other Outside Directors. The amount disclosed in the “Stock Awards” column represents the aggregate grant date fair value of such shares computed in accordance with FASB ASC Topic 718, less any shares that did not vest. See Notes 2 and 9 to the Company’s financial statements included in the 2019 Annual Report for a discussion of assumptions used to value the restricted stock awards.

(2)

In 2016, the Board of Directors eliminated stock option grants as a component of Board compensation. Thus, stock option grants have not been made to the Outside Directors since 2015. All Outside Directors’ stock options issued in previous years are currently exercisable. During 2019, Mr. Lannon exercised his options on 2,000 shares of the Company’s stock. Information regarding the stock option awards outstanding as of December 31, 2019 are shown below:

Name	Grant Date	Expiration Date	Number of Shares
Stephen R. Rusmisel	5/23/2012	5/23/2022	3,500
	5/22/2013	5/22/2023	2,000
	5/22/2014	5/22/2024	2,000
	5/21/2015	5/21/2025	2,000
Arthur L. Havener, Jr.	5/21/2015	5/21/2025	3,500
Mark G. Barberio	5/21/2015	5/21/2025	3,500

(3)	Represents the portion of health insurance premiums paid by the Company and amounts paid to certain directors in lieu of such premiums.

(4)	Ms. Hansell resigned from the Board effective November 26, 2019.

The Company pays annual directors’ fees quarterly. This base annual director’s fee to each Outside Director is $100,000 ($25,000 quarterly). An annual fee of $50,000 ($12,500 quarterly) is payable to the non-executive Chair of the Board; an annual fee of $20,000 ($5,000 quarterly) is payable to the chair of the Audit and Risk Management Committee and $10,000 ($2,500 quarterly) is payable to each of the other members of such committee; an annual fee of $15,000 ($3,750 quarterly) is payable to the chair of the Compensation and Human Capital Committee and $7,500 ($1,875 quarterly) is payable to each of the other members of such committee; an annual fee of $10,000 ($2,500 quarterly) is payable to the chair of the Nominating, Governance and Corporate Responsibility Committee and $5,000 ($1,250 quarterly) is payable to each of the other members of such committee. Outside Directors are also paid a meeting fee of $1,000 for each special meeting of the Board of Directors attended. Meeting fees are not paid for regular meetings and committee meetings. In addition, the Company will reimburse all directors for reasonable expenses incurred in attending meetings. In 2019, Mr. Barberio was paid a fee of $10,000 for the substantial amount of time he spent assisting executive management during the year. Also, certain Outside Directors are provided health insurance coverage on the same terms and conditions as home office employees of the Company. Those Outside Directors who are not provided such health insurance coverage are provided a cash payment in lieu of health insurance coverage.

Life Storage, Inc. 2020 Proxy Statement

Under the Company’s Deferred Compensation Plan for Directors, an Outside Director may elect to have all or part of his or her director fees credited to a deferred compensation account in the form of units equivalent to shares of the Company’s Common Stock (“Units”). The number of Units credited is equal to the number of shares of Common Stock that could have been purchased using the closing price of Common Stock on the day immediately preceding the date on which the fees were payable. When the Company declares cash dividends on its Common Stock, additional Units are credited to the deferred compensation accounts based on the reinvestment of the dividend on the dividend record dates. Amounts credited to the deferred compensation accounts will be paid to directors in the form of shares of Common Stock, the number of which shares will equal the number of Units credited to the accounts.

The Company’s 2009 Outside Directors’ Stock Option and Award Plan (the “2009 Directors’ Plan”) expires as of May 21, 2020. Under the 2009 Directors’ Plan, each Outside Director was, at the close of the 2019 annual Shareholders’ meeting, granted 836 shares of restricted stock, which number equals the base annual fee paid to such Outside Director multiplied by 0.8 and divided by the fair market value of a share of Common Stock on the date of grant. The restricted stock granted vests one year following the date of grant based on continued service. Until 2016, stock options had also been granted to Outside Director’s under the 2009 Directors Plan. In 2016, the Board of Directors amended the 2009 Directors’ Plan to eliminate stock option grants as a component of Board compensation.

Due to the expiration of the 2009 Directors’ Plan prior to the date of the 2020 Annual Meeting, the Company is proposing to adopt the 2020 Outside Directors’ Stock Award Plan described in Proposal 3 below. Provided such plan is adopted, each Outside Director will be issued, at close of the 2020 Annual Meeting, a number of shares of restricted stock equal to $100,000 divided by the fair market value of a share of Common Stock on the date of grant. In the event such plan is not adopted, all Outside Director compensation shall be paid in cash.

Stock Ownership Guidelines for Directors

The Company has adopted stock ownership guidelines for its Outside Directors which require each of the Company’s Outside Directors to hold shares of Company Common Stock and deferred compensation units having an aggregate market value equal to three times the base annual fee paid to the Outside Directors. Directors have five years to meet this goal. The Company adopted these stock ownership guidelines as a means of requiring directors to hold equity and tie their interests to Shareholders’ interests. All Outside Directors have either met these guidelines or are still within the five-year period allowed to meet this guideline.

Life Storage, Inc. 2020 Proxy Statement

Stock Ownership by Directors and Executive Officers

The following table sets forth information concerning beneficial ownership of Common Stock as of March 30, 2020 for each current director, each of our named executive officers and for all current directors and Executive Officers as a group. Percentages are based on 46,902,030 shares of Common Stock outstanding as of March 30, 2020. Unless otherwise noted, to the best of the Company’s knowledge, each person has sole voting and investment power with respect to the shares listed.

Name	Shares of Common Stock Beneficially Owned at March 30, 2020 (1)(2)(3)	Percent of Common Stock Owned
Charles E. Lannon	137,478	*
David L. Rogers	125,514	*
Stephen R. Rusmisel	16,610	*
Mark G. Barberio	12,863	*
Edward J. Pettinella	12,200	*
Arthur L. Havener, Jr	11,385	*
Dana Hamilton	1,520	*
Joseph V. Saffire	23,538	*
Andrew J. Gregoire	64,181	*
Edward F. Killeen	38,955	*

Directors and Executive Officers As a Group (10 persons)	444,244	0.9%

*	Represents beneficial ownership of less than 1% of outstanding Common Stock on March 30, 2020.

(1)

Includes 9,500, 3,500 and 3,500 shares of Common Stock that may be acquired by Messrs. Rusmisel, Havener and Barberio, respectively, through the exercise, within 60 days, of options granted under the 2009 Outside Directors’ Stock Option and Award Plan.

(2)

Includes 23,676 shares of Common Stock issuable to Mr. Lannon in payment of amounts credited to his account under the Company’s Deferred Compensation Plan for Directors, within 60 days of his separation from service as a director of the Company.

(3)	Includes 18,553, 8,950, and 8,950 shares of restricted stock as to which Messrs. Saffire, Gregoire, and Killeen, respectively, have voting power but no investment power.

Life Storage, Inc. 2020 Proxy Statement

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2019 (except as set forth in footnote 1 below), with respect to equity compensation plans under which shares of the Company’s Common Stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by Shareholders:
2015 Award and Option Plan (1)	146,031	$ ---	239,659
2009 Outside Directors’ Stock Option and Award Plan	16,500	$78.13	3,312
Deferred Compensation Plan for Directors (2)	23,450	N/A	20,688
Equity compensation plans not approved by Shareholders:	N/A	N/A	N/A

(1)     Includes the actual number of shares issued in January 2020 as part of the 2016 performance-based awards (24,148) and the maximum number of shares (121,883) that could be issued as part of 2017, 2018 and 2019 performance-based awards. The actual number of shares to be issued will be determined at the end of the three-year performance periods in 2020, 2021 and 2022, respectively. See Note 9 to the Company’s financial statements included in the 2019 Annual Report.

(2)     Under the Deferred Compensation Plan for Directors, non-employee directors may defer all or part of their directors’ fees that are otherwise payable in cash. Directors’ fees that are deferred under the plan will be credited to each director’s account under the plan in the form of Units. The number of Units credited is determined by dividing the amount of directors fees deferred by the closing price of the Company’s Common Stock on the New York Stock Exchange on the day immediately preceding the day upon which directors fees otherwise would be paid by the Company. A director is credited with additional Units for dividends on the shares of Common Stock represented by Units in such director’s account. A director may elect to receive the shares in a lump sum on a date specified by the director or in quarterly or annual installments over a specified period and commencing on a specified date.

Life Storage, Inc. 2020 Proxy Statement

Security Ownership of Certain Beneficial Owners

The following table sets forth information as to all persons or groups known to the Company to be beneficial owners of more than five percent of the outstanding Common Stock of the Company as of March 30, 2020 based on 46,902,030 shares of Common Stock outstanding as of such date.

Title of Class	Name and Address of Beneficial Owners	Amount of Common Stock Beneficially Owned as of March 30, 2020	Percent of Common Stock Owned

Common	The Vanguard Group, Inc. (1) 100 Vanguard Boulevard Malvern, PA 19355	7,285,929	15.5%

Common	BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	5,880,484	12.5%

Common	Wellington Management Group LLP Wellington Group Holdings LLP Wellington Investment Advisors Holdings LLP (3) c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	2,555,797	5.4%

(1)

All information relating to The Vanguard Group, Inc. (“Vanguard”) is as of December 31, 2019 and is derived from Schedule 13G/A filed by it and other entities on February 11, 2020. According to Vanguard, of the 7,285,929 shares of the Company’s Common Stock owned by Vanguard, Vanguard has the sole power to vote or direct the vote with respect to 72,815 shares and shares voting power with respect to 51,996 shares. Vanguard has the sole power to dispose or direct the disposition of 7,216,154 shares of the Company’s Common Stock owned by Vanguard and shares disposition power with respect to 69,775 shares. The Company has not independently verified this information.

(2)

All information relating to BlackRock, Inc. (“BlackRock”) is as of December 31, 2019 and is derived from Schedule 13G/A filed by it and other entities on February 4, 2020. According to BlackRock, of the 5,880,484 shares of the Company’s Common Stock owned by BlackRock, BlackRock has the sole power to vote or direct the vote with respect to 5,608,144 shares and does not share voting power with respect to any other shares. BlackRock has the sole power to dispose or direct the disposition of all 5,880,484 shares of the Company’s Common Stock owned by BlackRock. The Company has not independently verified this information.

Life Storage, Inc. 2020 Proxy Statement

(3)

All information relating to Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP (“Wellington”) is as of December 31, 2019 and is derived from Schedule 13G filed by it and other entities on January 28, 2020. According to Wellington, of the 2,555,797 shares of the Company’s Common Stock owned by Wellington, Wellington shares the voting power with respect to 2,321,758 shares and does not have the sole voting power with respect to any other shares. Wellington shares disposition power with respect to all 2,555,797 shares of the Company’s Common Stock owned by Wellington. The Company has not independently verified this information.

Life Storage, Inc. 2020 Proxy Statement

OUR AUDITORS

PROPOSAL 2. APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based upon the recommendation of the Audit and Risk Management Committee, the Board of Directors has reappointed Ernst & Young LLP as its independent registered public accounting firm for the year ending December 31, 2020. At the Annual Meeting, Shareholders will be asked to ratify this appointment. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting (via webcast), will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees billed to the Company for fiscal years 2019 and 2018 by Ernst & Young LLP were as follows:

	2019	2018

Audit Fees	$1,072,674	$648,248
Audit-Related Fees	–	–
Tax Fees	541,888	456,258
All Other Fees	1,725	2,175
TOTAL FEES	$1,616,287	$1,106,681

Audit fees include fees for the audit of the Company’s consolidated financial statements, interim reviews of the Company’s quarterly financial statements, and the audit of the Company’s internal controls over financial reporting. Included in audit fees for 2019 and 2018 are $220,000 and $70,896, respectively, related to the Company’s public bond offerings, common stock offerings and SEC comment letter responses. Tax fees include fees for services relating to tax return preparation, tax compliance, transaction tax due diligence, tax planning and tax advice.

The Audit and Risk Management Committee has adopted a policy that requires its advance approval for all audit, audit-related, tax and other services to be provided by the independent registered public accounting firm to the Company. The Audit and Risk Management Committee has delegated to its Chair authority to approve permitted services, provided that the Chair reports any decisions to the Audit and Risk Management Committee at its next scheduled meeting. During 2019, all fees for audit services, all fees for audit-related services and all fees for tax services were approved under this policy.

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast, provided a quorum is present at the meeting. For purposes of the vote on this proposal, abstentions and brokers non-votes will not be counted as votes cast and will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Although Shareholder approval is not required, the Company

Life Storage, Inc. 2020 Proxy Statement

desires to obtain from its Shareholders an indication of their approval of the Audit and Risk Management Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020. Even if the appointment of Ernst & Young LLP is ratified, the Audit and Risk Management Committee may, in its discretion, change the appointment at any time during the year should it determine that such a change would be in the best interests of the Company and its Shareholders. If the Company’s Shareholders do not ratify this appointment, the Audit and Risk Management Committee may consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

THE AUDIT AND RISK MANAGEMENT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Life Storage, Inc. 2020 Proxy Statement

REPORT OF THE AUDIT AND RISK MANAGEMENT COMMITTEE

Management has the primary responsibility for the integrity of the Company’s financial information and the financial reporting process, including the system of internal control over financial reporting. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for conducting independent audits of the Company’s financial statements and the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the financial statements and the effectiveness of internal controls over financial reporting based upon those audits. The Audit and Risk Management Committee is responsible for overseeing the conduct of these activities by management and Ernst & Young LLP.

As part of its oversight responsibility, the Audit and Risk Management Committee has reviewed and discussed the audited financial statements, the adequacy of internal controls and the effectiveness of the Company’s internal controls over financial reporting with management and Ernst & Young LLP. The Audit and Risk Management Committee also has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit and Risk Management Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit and Risk Management Committee has also discussed with Ernst & Young LLP matters required to be discussed by applicable auditing standards. The Audit and Risk Management Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Risk Management Committee concerning independence and has discussed with Ernst & Young LLP that firm’s independence.

Based upon these reviews and discussions, the Audit and Risk Management Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2019 be included in Life Storage Inc.’s 2019 Annual Report for filing with the Securities and Exchange Commission.

Members of the Audit and Risk Management Committee

ARTHUR L. HAVENER, JR., CHAIR

CHARLES E. LANNON

STEPHEN R. RUSMISEL

DANA HAMILTON

EDWARD J. PETTINELLA

THE FOREGOING REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Life Storage, Inc. 2020 Proxy Statement

PROPOSAL 3. ADOPTION OF THE 2020 OUTSIDE DIRECTORS’ STOCK AWARD PLAN

The Board of Directors has adopted a resolution recommending that Shareholders consider and approve a proposal to adopt the Company’s 2020 Outside Directors’ Stock Award Plan (the “2020 Directors’ Plan”), which would replace the Company’s Amended and Restated 2009 Outside Directors’ Stock Option and Award Plan (the “2009 Directors’ Plan”), which expires on May 21, 2020. If the 2020 Directors’ Plan is not approved, the Outside Director’s compensation will be paid solely in cash.

The purpose of the 2020 Directors’ Plan, as with the 2009 Directors’ Plan, is to promote the long-term financial success of the Company and thereby increase Shareholder value by enabling the Company to attract and retain outstanding Outside Directors whose judgment, interest and special efforts are essential to the conduct of the Company’s operations. The Board of Directors believes that the 2009 Directors’ Plan has been effective in achieving these objectives and that the Company continues to need a plan of this type.

The 2020 Directors’ Plan differs from the 2009 Directors’ Plan in various respects. Most significantly, the 2020 Directors’ Plan provides the Board with greater flexibility in determining the value and number of shares of restricted stock to grant annually. Under the 2009 Directors’ Plan, the value of the shares of restricted stock to be issued each year was based upon a percentage of each Director’s base annual cash fee. This formula unduly restricted the ability of the Board to revise the mix of cash and equity components of Director compensation on an annual basis. Thus, the 2020 Directors’ Plan provides that any annual grant of restricted stock will be determined by the Board in its discretion. This will allow the Board to review and change the cash and equity components of Director compensation annually. Also, the 2020 Directors’ Plan allows Outside Directors’ to enter into a deferred compensation agreement with respect to an annual award, which will provide Outside Directors, if they so elect the ability to receive compensation on a tax deferred basis. In the event an Outside Director enters into a deferred compensation agreement, such Outside Director will be issued deferred stock units representing a right to receive shares of Common Stock at a future time.

Under the 2020 Directors’ Plan, the number of shares of Common Stock available for issuance will be 100,000, subject to adjustments for stock dividends, stock splits, and other events as set forth therein.

The full text of the 2020 Directors’ Plan is attached hereto as Exhibit A to this Proxy Statement. The following is a summary of the principal provisions of the 2020 Directors’ Plan, but the summary is qualified in its entirety by reference to the full text to the 2020 Directors’ Plan.

Under the 2020 Directors’ Plan, as of the close of each annual Shareholders’ meeting, each Outside Director may be granted a number of shares of restricted stock as determined by the Board in its discretion. The restricted stock granted vests one year following the date of grant if the applicable Outside Director is a member of the Board of Directors as of the vesting date; provided, however, that the restricted stock immediately

Life Storage, Inc. 2020 Proxy Statement

vests upon either (i) the Outside Director’s death or disability while serving on the Board of Directors, or (ii) a Significant Corporate Event. A “Significant Corporate Event” is defined as (i) the dissolution or liquidation of the Company, (ii) a merger, reorganization or consolidation in which the Company is acquired by another person or in which the Company is not the surviving corporation, or (iii) the sale of all or substantially all of the outstanding Common Stock or assets of the Company to another entity. An Outside Director will not have taxable income at the time restricted stock is granted (unless the Outside Director elects to be taxed at that time), but will have taxable income at the time of vesting of the restricted stock in an amount equal the fair market value of the restricted stock on the date of vesting. Dividends payable with respect to the restricted stock shall be accumulated during the one-year vesting period and paid to the Outside Director only upon vesting of the restricted stock. In the event any shares of restricted stock are forfeited, the accumulated dividends shall also be forfeited. Any shares of restricted stock that do not vest shall be automatically cancelled and shall not again be available for awards under the 2020 Directors’ Plan.

The 2020 Directors’ Plan allows an Outside Director to enter into a deferred compensation agreement with respect to any annual award of restricted stock made after 2020, in which event such Outside Director will be credited with deferred stock units with respect to any award to be deferred. Deferred stock units will be subject to forfeiture to the same extent as the restricted stock so deferred. Each deferred stock unit that has ceased to be subject to forfeiture shall be converted into one share of Common Stock at such time and in such manner as elected by the Outside Director in the relevant deferred compensation agreement. After the vesting of the applicable deferred stock unit, the Company will pay the Outside Director a cash dividend equivalent in an amount equal to the applicable dividend whenever the Company declares cash dividends on its Common Stock, including dividends accumulated during the one-year vesting period.

Only a director who is an Outside Director is eligible to receive awards under the 2020 Directors’ Plan. The number of persons eligible to participate in the 2020 Directors’ Plan will be seven assuming the election of the directors nominated herein.

The 2020 Directors’ Plan shall be effective upon its adoption by the Shareholders of the Company.

NEW PLAN BENEFITS

2020 Outside Directors’ Stock Award Plan

Position	Number of Shares of Restricted Stock	Number of Deferred Stock Units	Dollar Value of Grant
Outside Directors/Non-Employee Directors as a Group	100,000	100,000	(1)

(1)

The number of total shares and deferred stock units available for issuance under the 2020 Directors’ Plan would be 100,000 shares. The 2020 Directors’ Plan provides for grants of restricted stock, with the number of shares being determined each year by the Board, in its discretion. Each Outside Director may elect to enter into a deferred compensation agreement with respect to such

Life Storage, Inc. 2020 Proxy Statement

restricted stock, in which event such Outside Director shall be issued deferred stock units. The dollar value of any grant will be fair market value of the restricted stock on date of the grant. The Board has determined that, provided the 2020 Directors’ Plan is adopted, the value of the annual award issuable upon close of the 2020 Annual Meeting will be $100,000 to each Outside Director, with the number of shares of restricted stock to be issued being determined based upon dividing such value by the fair market value of a share of Common Stock on the date of grant. The number of persons eligible to participate in the 2020 Directors’ Plan following the Annual Meeting will be seven, assuming the adoption of the 2020 Directors’ Plan and the election of the directors nominated herein. The total value of all future grants cannot be determined.

Adoption of the 2020 Directors’ Plan requires the affirmative vote of a majority of the shares of Common Stock cast on the proposal, provided a quorum is present at the meeting. For purposes of the vote, abstentions will have the same effect as votes against the proposal and broker non-votes will not have any effect on the results of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADOPT THE 2020 OUTSIDE DIRECTORS’ STOCK AWARD PLAN

Life Storage, Inc. 2020 Proxy Statement

OUR COMPANY

EXECUTIVE OFFICERS OF THE COMPANY

The Company’s corporate responsibility is deeply rooted in our core values: teamwork, respect, accountability, integrity and innovation. The Company approaches initiatives, programs, practices and policies with a view toward risk management and with consideration of the impact on its customers, team members, communities and shareholders. We therefore share with you in this section some information about our leadership and our management of the human capital, environmental, safety, customer and other stakeholder matters that we believe support our long-term sustainability financially and more generally.

The following persons are the current executive officers of the Company:

Name	Age	Title and experience
Joseph V. Saffire	50	Chief Executive Officer since March 1, 2019. Member of the Board of Directors since March 14, 2019. Chief Investment Officer of the Company from November 1, 2017 to February 28, 2019.
Andrew J. Gregoire	52	Chief Financial Officer since March 1, 2012 and Secretary since April 2, 2012. Vice President of Finance of the Company from 1998 to February 29, 2012.
Edward F. Killeen	56

Chief Operating Officer since January 19, 2015. Executive Vice President of Real Estate Management of the Company from March 1, 2012 to January 19, 2015. Vice President of Operations of the Company from 1997 to February 29, 2012.

David L. Rogers retired from his position as Chief Executive Officer of the Company on February 28, 2019. His retirement did not affect his status as a member of the Company’s Board of Directors.

Driving sustainability throughout our organization

Life Storage is committed to fostering a sustainable company to support the success and satisfaction of its employees, customers, communities, shareholders and other stakeholders. We focus on delivering long-term value by proactively integrating environmental, social and governance factors into our decision making. We strive to reduce our environmental impact, enhance the positive impact we have on our stakeholders, and govern transparently.

Minimizing environmental impact by design

As a REIT and a facility owner and operator, we are responsible for monitoring and minimizing our environmental impact. Environmental efficiency in our building design and operations is important to our company, our stakeholders and our customers.

Life Storage, Inc. 2020 Proxy Statement

All facilities must meet a rigorous set of internally developed energy efficiency guidelines.

•	Green buildings: Silver member of the U.S. Green Building Council (USGBC®)

•	As examples, two certified-sustainable buildings in Deer Park, NY (LEED Silver) and Chamblee, GA (One Green Globe).

•	Renewable energy: We are constantly assessing our portfolio for opportunities to expand our renewable energy program as a part of our strategy to reduce our carbon footprint.

•	Since 2011, we have invested over $10,000,000 in solar array installations and upgrades.

•	We have over 40 solar arrays in total, which are located on more than 30 properties.

•	Lighting: Since 2017, LED lights are mandatory for all new buildings and light fixture replacements.

•	In 2019, we upgraded over 22,000 light fixtures to LED, resulting in an estimated savings of 1,600 MWh annually.

•	Since 2012, we have invested more than $5,000,000 in energy efficient lighting.

•	Heating and cooling: We continue to upgrade HVAC units at our facilities to high efficiency models.

•	In 2019, more than 350 units were replaced with high efficiency models.

•	Since 2012, we have invested more than $16,000,000 in energy efficient HVAC upgrades.

•	Cool Roofs: All roofing projects use cool roof technologies that reduce energy consumption by minimizing air conditioning needs.

•	In 2019, Life Storage completed over 50 cool roofing projects (covering nearly 1,500,000 square feet).

•

Water: Self-storage facilities typically have low rates of water consumption and production of wastewater. However, many facilities utilize native planting or xeriscape landscaping, reducing the need for water and minimizing the use of pesticides and fertilizers.

Promoting social benefit and opportunity

To be successful, we must deliver value for our customers, employees and community. Life Storage employs nearly 2,000 people and serves over 450,000 customers in hundreds of markets. We believe that considering all stakeholders in our business

Life Storage, Inc. 2020 Proxy Statement

decisions helps us deliver strong growth and add value to our Company. We treat our fellow team members, our customers, our shareholders, and our communities with the highest degree of dignity, trust, and honesty.

•	Occupier satisfaction: Average customer satisfaction score of approximately 93% over the past five years

We have a robust, multi-step process to ensure customer satisfaction including customer satisfaction surveys, a feedback web portal, internal 56-question Store Visit Report assessments, and third-party secret shopper service that conducts 15-point assessments.

•	Employee engagement and development

We strive to attract and retain the highest quality team members with competitive compensation and benefits, opportunities for personal growth and development, safe working conditions, and a culture that emphasizes fair and equitable treatment.

Training:

•	All employees have access to comprehensive online training tools that cover everything from job specific training to compliance and soft skill training.

•	Multiple weeks of formal training for new store team members, plus access for all to online training and professional development courses.

•	Emerging Leaders Development program to identify, mentor, train and promote store team members who show leadership potential.

Competitive benefits package: Our benefits package is open to all eligible employees and includes health insurance, paid time off, 401(k) retirement plan and matching, a robust Employee Assistance Program, extensive employee health and wellbeing programs, and bonus opportunities based on individual, store and corporate performance.

Diversity: Nearly 60% of our employees and managers are female.

Employee engagement: An 80% engagement score by our team members in our latest anonymous employee engagement survey, with an 80% response rate.

•	Service and safety commitment

We are committed to providing a safe environment for our customers and their goods, as well as our employees. Our rigorous safety program includes oversight, evaluation, testing, training and continuous improvement of our operations.

COVID-19 has presented an unprecedented challenge to ensure the health and safety of people everywhere. While we continue to follow all federal, state, and local directives, we have taken additional extensive measures to minimize and

Life Storage, Inc. 2020 Proxy Statement

eliminate, where possible, potential impacts to our employees and customers. Consistent with our core values, we’ve focused on doing the right thing for our employees, our customers and each other.

•	The right thing for employees:

•	Increased paid time off for COVID-19 related reasons; instituted enhanced health plan changes to cover certain COVID-19 related costs.

•	Minimized employee contact by mobilizing support teams in the home office to work from home and implemented social distancing and precautionary measures in all of our stores.

•	The right thing for customers:

•

Leveraged innovative technology platforms to enable customers to self-serve through their lifecycle as a customer with us. Our digital rental platform, Rent Now, is a contact-free channel to allow customers to complete the rental process online and “skip the counter” to access their storage unit. After move-in, customers can manage their account from our website at www.lifestorage.com and make online payments.

•	Community engagement

We aim to make meaningful and lasting impacts on our communities through volunteer efforts, charitable giving and community-centric employee engagement.

•	Frequent promotion of community volunteerism.

•	In 2019, we sponsored more than 450 community and school youth athletics organizations.

Governing responsibly

We take our reputation and integrity seriously. Maintaining high standards of governance is important to us. In order to ensure ongoing focus and execution of our environmental, social and governance priorities, we have established an Environmental, Social and Governance Committee that consists of various functional leaders throughout the organization and reports to our Chief Executive Officer.

Compliance Programs

The Life Storage Code of Ethics sets forth our policies and procedures. Our Compliance Officer and the Board of Directors’ Audit and Risk Management Committee Chair oversee and enforce our anti-bribery, business ethics and whistleblower programs.

•	We have robust accounting systems to monitor and flag potential financial irregularities.

•	All employees annually must read and sign-off on our Code of Ethics.

Life Storage, Inc. 2020 Proxy Statement

•

Control Assessment Survey—As part of our enhanced risk assessments, an extensive ethical risk survey is administered annually to all employees at the corporate managerial level or above. The survey is also administered to a sample population of employees at other levels.

•

We have a robust whistleblower program that offers anonymous, 24/7 reporting of any ethical concern with information and contact details provided on our Company intranet. All reported incidents are investigated until resolved.

Hedging Policy

The Company’s insider trading policy prohibits, among other things, its directors, officers and employees from entering into hedging or monetization transactions with respect to the Company’s securities and from holding the Company’s securities in margin accounts or otherwise pledging such securities as collateral for loans.

Other Governance Practices

Some of our other governance best practices include, but are not limited to:

•	Separate chair and CEO roles

•	Stockholder ability to call special meetings

•	Simple majority vote to amend by-laws

•	Stock ownership requirements for executives and Directors

•	One share, one vote

•	External and internal executive pay parity

•	Annual director elections

•	Risk oversight by full Board and Committees

•	Anti-hedging, anti-short-sale and anti-pledging policies

•	Regular executive sessions of non-employee Directors

•	Annual Board and Committee self-evaluations

•	Compensation recovery/clawback policies

•	Annual advisory approval of executive compensation

•	Corporate governance principles

•	No poison pill.

Life Storage, Inc. 2020 Proxy Statement

OUR PAY

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation and Human Capital Committee of our Board oversees our compensation programs for executive officers and other employees. This Compensation Discussion and Analysis (“CD&A”) explains the Compensation and Human Capital Committee’s compensation philosophy, summarizes our executive compensation program, and describes compensation decisions for Life Storage’s named executive officers (the “Named Executive Officers”) during 2019.

Executive Summary

Our Company

Life Storage, Inc. is a fully integrated, self-administered and self-managed REIT that acquires and manages self-storage properties throughout the United States. Headquartered in Buffalo, New York, the Company employs nearly 2,000 people and operates approximately 850 self-storage facilities encompassing over 55 million square feet in 29 states and Ontario, Canada.

Our Named Executive Officers

The Company’s four Named Executive Officers, known as the “NEOs,” for 2019 are:

Name	Title
David L. Rogers	Former Chief Executive Officer
Joseph V. Saffire	Chief Executive Officer
Andrew J. Gregoire	Chief Financial Officer and Secretary
Edward F. Killeen	Chief Operating Officer

2019 Leadership Transition

On February 28, 2019, David L. Rogers retired as Chief Executive Officer of the Company and in connection therewith, the Company and Mr. Rogers entered into a separation agreement. The separation agreement provided that Mr. Rogers vested in certain restricted shares and performance shares as of his retirement date. Notwithstanding his retirement, Mr. Rogers continues to serve on the Board of Directors.

The Company appointed Joseph V. Saffire as Chief Executive Officer of the Company effective March 1, 2019.

Life Storage, Inc. 2020 Proxy Statement

Our Compensation Program

Our compensation program consists of three basic elements: base salary, annual cash incentive (bonus), and long-term incentive awards which include both time-based and performance-based equity awards. Below is a summary of the program’s elements.

Compensation Element (CEO/Other NEOs Allocation at Target)	Structure/Attributes
Base Salary and All Other (15% CEO / 25% Other NEOs)	• Competitively benchmarked
• Limited perquisites amounting to less than 1% of total target compensation
Annual Cash Incentive (15% CEO / 25% Other NEOs)	• 1/3 based on Funds from Operations
• 1/3 based on Relative Funds from Operations
• 1/3 based on Discretionary Performance Evaluation
Long-Term Restricted Stock Awards (35% CEO / 25% Other NEOs)	• Designed for the long-term retention and shareholder value alignment
• Vesting is pro-rata annually over five years; no shares vest prior to the first grant anniversary
Long-Term Performance Based Stock Awards (35% CEO / 25% Other NEOs)	• All based on Relative Shareholder Appreciation

Life Storage, Inc. 2020 Proxy Statement

Governance of Executive Compensation.

What We Do:

✓ Alignment with Shareholders. Long-term incentive awards vest over periods of several years to reward sustained Company performance over time.

✓   Mix of Awards. Our executive compensation program contains both cash and equity components and is weighted heavily toward long-term equity-based incentives, with a mix of these incentives among performance-based stock awards and restricted stock or restricted stock awards.

✓ Share Ownership Guidelines. Our NEOs must hold equity of a value equivalent to three times their respective base salaries.

✓   Clawbacks. If we restate our financial statements, other than as a result of changes to accounting rules or regulations, we may recover incentive compensation that was paid or granted in the three- year period prior to the restatement, regardless of whether misconduct caused the restatement.

✓ Double-Trigger Severance. Cash severance in connection with a change in control is paid only if an actual or constructive termination of employment also occurs.
✓ Annual Risk Assessments. The Compensation Committee analyzes risk in setting executive compensation each year.
✓ Peer Group Comparison. With the help of independent compensation consultants, we annually analyze executive compensation relative to peer companies and published survey data for peer companies.
✓ Decisions by Independent Compensation Committee. Executive compensation is determined by committee of the Board comprised solely of independent directors.
✓ Independent Compensation Consultant. The Compensation Committee retains its own independent consultant to advise on compensation matters.

What We Do Not Do:

× No Tax Gross-Ups in Change in Control Agreements. Our severance agreements apply only in the event of a termination following a change in control and contain no tax gross-ups for NEOs.
× No Automatic Base Salary Increases. Our NEOs’ base salaries are reviewed annually and the decisions are based on market data provided by our independent compensation consultants.
× No Hedging and Pledging Company Stock. Our policies prohibit the pledging and hedging of our stock by our executives and directors.
× No Repricing of Stock Options. We do not permit the repricing of stock options without shareholder approval.

Life Storage, Inc. 2020 Proxy Statement

Compensation Philosophy

Our key goal in designing our executive compensation programs is to incentivize decisions and behavior that build long-term shareholder value. The following principles help guide us in designing our pay programs toward this end:

•	Reward performance that correlates to long-term shareholder value over time by shifting the vast majority of compensation to long-term incentive awards

•	Incentivize behaviors and performance that closely align with the Company’s strategic objectives and short- and long-range business plans and also tie to results

•	Promote responsible risk taking in line with balance sheet and core value drivers

•	Utilize financial and operational quantitative metrics that are transparent and easily understood

•	Differentiate individual compensation based on current and prospective contributions and demonstrated leadership behaviors

•	Reference competitive market compensation information to appropriately compensate executives based on experience, skills and performance.

Compensation Components and Allocation of CEO 2019 Target Compensation

Our executive compensation program consists of three main components: base salary, annual cash incentive (bonus), and long-term incentive awards which include both time-based and performance-based equity awards. The Compensation and Human Capital Committee has also adopted guidelines for the structure and administration of these programs. Below are the components of our compensation program along with the relative weight of each component for our CEO:

Life Storage, Inc. 2020 Proxy Statement

2019 Components of Executive Compensation

Base Salary

The Compensation and Human Capital Committee annually reviews executive officer base salary levels, typically at the beginning of the year, with a goal of providing competitive, fixed cash compensation. The Compensation and Human Capital Committee generally seeks to maintain executive base salaries near the median level of salaries for comparable positions in the Compensation Peer Group (as defined below). Due to Life Storage’s continuing strong operating results, the comparison to external and internal pay levels, and expected increases in base pay of executives at the Compensation Peer Group companies and the rate of pay increases for our non-executive officers, the 2018 and 2019 base salaries for our NEOs serving as of December 31, 2019 were as follows:

Name	2018 Base Salary	2019 Base Salary		Difference
Joseph V. Saffire	$420,000	$525,000	(1)	$105,000
Andrew J. Gregoire	$400,000	$420,000		$20,000
Edward F. Killeen	$400,000	$420,000		$20,000

(1)	Reflects Mr. Saffire’s annualized base salary as the Company’s Chief Executive Officer effective March 1, 2019.

Annual Incentive Award

For 2019, our NEOs were eligible to earn annual incentive awards under Life Storage’s Annual Incentive Compensation Plan (the “Plan”). These annual awards are primarily based upon the level of achievement across a defined set of Company performance measures aligned with stockholder value creation and advancement of strategic goals, but individual awards may be modified (up or down) based on the NEO’s particular performance.

Under the Plan, the NEOs are entitled to annual bonuses based upon certain performance metrics set by the Compensation and Human Capital Committee. The three performance metrics under the Plan are based upon (i) achieving a percentage growth in “targeted” FFO (the “FFO Award Percentage”); (ii) achieving percentage increases in FFO per share that compare favorably to the growth achieved by publicly traded competitors of the Company (Public Storage, Extra Space Storage, Inc., and CubeSmart) (the “Peer Companies Award Percentage”); and (iii) the participant’s overall performance for the year based upon factors determined by the Compensation and Human Capital Committee (the “Performance Award Percentage”). The maximum potential payout under these awards is 180% of each NEO’s respective base salary.

FFO is computed in accordance with the National Association of Real Estate Investment Trusts guidelines and is used by industry analysts and investors as a supplemental operating performance measure of an equity REIT. FFO excludes historical cost depreciation, among other items, from net income determined in accordance with generally accepted accounting principles, or GAAP. The most comparable GAAP measure is net income (loss). Under the Plan, the Compensation and Human Capital Committee may make adjustments to FFO to eliminate the impact of unusual and unforeseen factors. For an explanation of how the Company calculates FFO, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC.

Life Storage, Inc. 2020 Proxy Statement

FFO Award Percentage

The first metric pursuant to the Plan allows each NEO to earn a bonus of up to 60% of base salary based upon the FFO per share for the Company for the bonus year compared to the FFO Target for the Company for such year. The FFO Target for a bonus year is the midpoint of the FFO per share range initially publicly announced by the Company as its earnings guidance for such year. No bonus is earned unless at least 97.5% of the FFO Target is achieved and, in order for the maximum bonus to be earned, 102.5% of the FFO Target must be achieved. The award percentage for each level of FFO per share is as follows:

Company’s FFO per Share	Award Percentage
Less than 97.5% of FFO Target	0%
97.5% or more but less than 98.75% of FFO Target	15%
98.75% or more but less than 100% of FFO Target	30%
100% of FFO Target	40%
More than 100% but less than 101.125% of FFO Target	45%
101.125% or more but less than 102.5% of FFO Target	50%
102.5% or more of FFO Target	60%

The FFO Target established at the beginning of 2019 was $5.58. Actual achievement was at 100.7% of target, yielding a payout on this award of 45% of each NEO’s respective base salary.

Peer Companies Award Percentage

The second metric pursuant to the Plan allows each NEO to earn a bonus of up to 60% of base salary based upon the percentage increase of FFO per share for the Company for the 12-months ending September 30 of the current year over the FFO per share for the Company for the same period of the previous year as compared with that of certain publicly traded competitors (Public Storage, Extra Space Storage Inc., and CubeSmart). Under this metric, the following award percentages are earned based on the number of peer companies’ FFO Growth per share exceeded by the Company:

Number of Peer Companies’ FFO Growth per Share Exceeded by the Company	Award Percentage
Zero	0%
One	20%
Two	40%
Three	60%

In 2019, our FFO Growth did not exceed any of our peers’ FFO Growth per Share; therefore, there was no payout on this award.

Performance Award Percentage

The third metric pursuant to the Plan allows each NEO to earn a bonus of up to 60% of base salary based upon the Compensation and Human Capital Committee’s review of the

Life Storage, Inc. 2020 Proxy Statement

participant’s overall performance for the year based upon factors determined by the Compensation and Human Capital Committee in its discretion. These factors, which are not subject to pre-determined targets or measures, include considerations based upon the participant’s performance related to improvements in same store revenues, expenses and net operating income; results of expansions and enhancements; marketing innovations; monitoring and improving enterprise risk management and legal compliance programs; the use of funds from property dispositions; maintenance of cost control programs; financing growth including joint venture initiatives and improvements to short- and long-term debt structures; succession planning; results related to acquisition and disposition of properties; and such other matters as the Compensation and Human Capital Committee deems appropriate.

For 2019, the Compensation and Human Capital Committee awarded a bonus of 60% of base salary under this metric to Messrs. Saffire and Gregoire and 50% to Mr. Killeen. This award was based on a number of factors and accomplishments, including wholly owned and joint venture acquisitions completed by the Company in 2019, dispositions completed, executive transition, the expansion of the Company’s third-party management business in 2019, and the increase in same store sales and net operating income.

2019 Compensation Program Outcomes

For 2019, Mr. Saffire received a cash bonus of $551,250, Mr. Gregoire received a cash bonus of $441,000, and Mr. Killeen received a cash bonus of $399,000. Mr. Rogers did not receive a cash bonus for 2019 due his retirement in February of 2019. Such bonuses are comprised of:

•

Each of Messrs. Saffire, Gregoire and Killeen were paid a bonus equal to 45% of their base salaries with respect to the FFO metric based upon the Company’s actual adjusted FFO per share of $5.62 in 2019 compared to the FFO Target.

•

Based on discretionary performance evaluation, the Compensation and Human Capital Committee awarded Messrs. Saffire and Gregoire a bonus of 60% of their respective base salaries and Mr. Killeen 50% of his base salary for reasons further discussed above.

•

The Company’s FFO growth per share from 2018 to 2019 as defined by the Plan was approximately 1.6% which did not exceed the FFO growth per share of any of the Peer Companies as defined in the Plan. Accordingly, the NEOs were not paid a bonus with respect to relative FFO.

The following table shows the annual incentive bonus, including the respective formulaic and individual components, paid to each NEO serving as of December 31, 2019:

Name	Base Salary		Formulaic Component	Individual Component	Total Cash Compensation
Joseph V. Saffire	$525,000	(1)	$236,250	$315,000	$1,076,250
Andrew J. Gregoire	$420,000		$189,000	$252,000	$861,000
Edward F. Killeen	$420,000		$189,000	$210,000	$819,000

(1)	Reflects Mr. Saffire’s annualized base salary as the Company’s Chief Executive Officer effective March 1, 2019.

Life Storage, Inc. 2020 Proxy Statement

Long-Term Incentive Award

Each year, we grant our NEOs long-term equity-based incentive awards. The Compensation and Human Capital Committee determines the amount of these awards, as well as the mix of time- and performance-based awards. The Compensation and Human Capital Committee seeks to balance time-based awards, which have an inherent retention incentive, with performance-based awards, which tie compensation to relative long-term Total Shareholder Return (”TSR”). Currently, our long-term equity-based incentive awards are in the form of restricted stock awards or performance-based awards. The Compensation and Human Capital Committee decided to evenly split the long-term grants (considering performance-based awards at target) between time-based restricted stock awards and performance-based awards. The following illustrates Life Storage’s 2019 long-term incentive award structure:

When considering the total long-term equity-based incentive award amount granted to each NEO, the Compensation and Human Capital Committee generally reviews the comparison to the Compensation Peer Group, the relative value of each compensation element, the expense of such awards, and the impact on dilution. The Compensation and Human Capital Committee intends that long-term equity-based incentive award amounts approximate the median total direct compensation of the 2019 Compensation Peer Group if Life Storage’s performance falls at the median of its peers, with the ability to achieve above-median pay for superior performance. Accordingly, for 2019, the Compensation and Human Capital Committee evaluated competitive compensation data, Life Storage’s recent performance, and the role of each NEO in achieving Company objectives for long-term equity-based incentive award amounts for the other NEOs. Based on its evaluations and considering the market 50th percentile, the Compensation and Human Capital Committee approved the following time-based restricted stock and performance-based awards for the NEOs serving as of December 31, 2019:

Name	Restricted Stock #	Target Performance-Based #
Joseph V. Saffire	11,832	11,832
Andrew J. Gregoire	4,023	4,023
Edward F. Killeen	4,023	4,023

Life Storage, Inc. 2020 Proxy Statement

Time-Based Restricted Stock Awards

The time-based restricted stock awards granted on December 19, 2019 vest in five equal installments on December 19, 2020, December 19, 2021, December 19, 2022, December 19, 2023, and December 19, 2024, subject to continuous employment.

Performance-Based Awards

The performance-based awards granted on December 19, 2019 are subject to both continued service and relative TSR considerations. In order to better align executive officer compensation with stockholder interests and motivate management to increase Company performance, our performance-based awards (1) include a single three-year performance period and a single award opportunity at the end of the three-year performance period, and (2) provide for a target number of performance-based awards, with the final number of shares earned ranging between 0% and 200% of the target level. Specifically, the TSR metric measures our total cumulative stockholder return for the three-year performance period relative to a performance peer group (the “Performance Peer Group”). For purposes of the awards, TSR is determined for the Company and each company in the Performance Peer Group by dividing (a) the sum of common stock price appreciation and dividends of the respective company during the performance period by (b) the common stock price of such company at the beginning of the performance period. The Compensation and Human Capital Committee believes that relative TSR is an appropriate long-term performance metric because it generally reflects all elements of a company’s performance, provides a reliable means to measure relative performance, and ensures the best alignment of the interests of management and stockholders. For 2019, the Performance Peer Group remained unchanged from 2018 and includes Life Storage and the following companies:

2019 Performance Peer Group
Brandywine Realty Trust	EastGroup Properties Inc.	Mack-Cali Realty Corporation
Camden Property Trust	Extra Space Storage, Inc.	National Storage Affiliates Trust
Cousins Properties Incorporated	Lexington Realty Trust	PS Business Parks, Inc.
CubeSmart	Liberty Property Trust	STAG Industrial, Inc.

The 2019 performance-based awards will be determined based on the TSR of each company in the 2019 Performance Peer Group as outlined above for the performance period beginning December 20, 2019, and ending December 19, 2022, with a single award opportunity at the end of the performance period. Specifically, payment of awards will be made in shares of Life Storage stock based on Life Storage’s relative TSR rank on December 19, 2022, as follows:

Payout Level	Performance Percentile Rank	Payout Factor
Maximum	100%	200%
	92%	183%
	84%	166%
	76%	150%
	69%	133%
	61%	116%

Life Storage, Inc. 2020 Proxy Statement

Payout Level	Performance Percentile Rank	Payout Factor
Target	50%	100%
	45%	75%
	35%	50%
Threshold	30%	25%
	<30%	0%

Outcome of 2016 Long-term Performance Awards

In January 2020, the Compensation and Human Capital Committee determined the outcome of the long-term performance-based awards made to the NEOs on December 22, 2016 under the Company’s 2015 Award and Option Plan. These awards had a measurement period beginning on December 23, 2016 and ending on December 22, 2019, utilizing relative TSR as the performance criterion. Based on Life Storage’s relative performance ranking to the performance peer group described in the awards, Life Storage earned a performance factor of 140%. As such, Mr. Rogers received 9,670 shares of the Company’s stock and each of Messrs. Gregoire and Killeen received 5,429 shares of the Company’s stock based upon these awards. Mr. Saffire did not receive an award in 2016 since he was not employed by the Company at such time. The following table illustrates Life Storage’s relative ranking and performance payout for the 2016 long-term performance-based awards:

Rank	Company	Vesting Percentage
1	EastGroup Properties, Inc.	200%
2	First Industrial Realty Trust, Inc.	188%
3	PS Business Parks, Inc.	176%
4	Extra Space Storage Inc.	165%
5	Mid-America Apartment Communities, Inc.	153%
6	Life Storage, Inc.	140%
7	National Retail Properties, Inc.	125%
8	CubeSmart	110%
9	Cousins Properties Incorporated	100%
10	Lexington Realty Trust	90%
11	Dow Jones Equity REIT Index	80%
12	Public Storage	70%
13	Highwoods Properties, Inc.	60%
14	Washington Real Estate Investment Trust	50%
15	Acadia Realty Trust	0%
16	Pennsylvania Real Estate Investment Trust	0%
17	Equity One, Inc.	0%

Life Storage, Inc. 2020 Proxy Statement

Other Compensation

In addition to the components of total direct compensation described above, our executive compensation program includes other elements of compensation that are designed primarily to attract, motivate and retain executives critical to our long-term success and to provide a competitive compensation structure.

Severance Benefits

The Company has entered into employment agreements with each of the NEOs with severance benefits. A description of the terms of the agreements can be found under the heading “Employment Agreements” within this Proxy Statement. In entering into these agreements, the Compensation and Human Capital Committee desired to assure that the Company would have the continued dedication of the NEOs, notwithstanding the possibility of a change in control, and to retain such NEOs in its employ. The Compensation and Human Capital Committee believes that, should the possibility of a change in control arise, the Company should be able to receive and rely upon the NEOs’ advice as to the best interests of the Company and without the concern that such NEO might be distracted by the personal uncertainties and risks created by a potential change in control. The actual benefits and payments to be made to the NEO, as set forth in the employment agreements, were determined based on the Compensation and Human Capital Committee’s business judgment, advice received by the Compensation and Human Capital Committee from its compensation consultant, and negotiations with each officer at the time of entering into the agreements.

Compensation Alignment, Strategy, and Execution

As a real estate investment and management company, the Company’s long- term success depends on its ability to acquire, improve, operate, manage and finance self-storage properties in a manner that will enhance shareholder value, market presence, and operational efficiency. Competitive and marketplace pressures require constant improvements to productivity, innovation in providing customer service, and optimal allocation of capital resources. To achieve these goals, it is critical that the Company be able to attract, motivate, and retain highly talented individuals at all levels of the organization with appropriate skill sets who are committed to the Company’s core values of teamwork, respect, accountability, innovation, and integrity.

The Company’s compensation philosophy is to provide compensation programs that reward its executive officers for improving operating results and profitability and align management’s interests with those of shareholders. Compensation is designed to reward achievement of short- term goals and motivate the executive officers and other employees to create long- term shareholder value and increase total shareholder return. The Company’s incentive compensation program also promotes growth through selective acquisitions and improvements and enhancements to existing properties, obtaining a low cost of funds, improving operating efficiencies through technical innovation and developing additional revenue contributions through management of properties owned by third parties, and by expanding value-added services to individual and commercial customers.

The Compensation and Human Capital Committee has oversight responsibility in administering the Company’s executive compensation programs, determines compensation of the executive officers on an annual basis, and provides guidance regarding the Company’s overall executive compensation programs.

Life Storage, Inc. 2020 Proxy Statement

The Compensation and Human Capital Committee uses a consistent approach to determine the compensation of each NEO. Despite their different roles, the Compensation and Human Capital Committee considers the NEOs to be a team with complementary skill sets and expects them to work together to achieve Company objectives. Accordingly, the Company uses the same suite of compensation components for each of the NEOs in order to maintain executive alignment amongst the executive team. In making decisions on the individual compensation for each officer, the Compensation and Human Capital Committee also considers, among other items, specific job responsibility, title, performance and contributions made to the Company, competitive conditions and relationship of compensation to other officers. Overall, the compensation reflects the Compensation and Human Capital Committee’s team approach and reflects the Compensation and Human Capital Committee’s desire to have the NEOs work together to achieve common goals.

The Compensation and Human Capital Committee believes the Company’s compensation programs provide an effective blend of components necessary to reward the achievement of short-term goals and to create long-term shareholder value. The program includes objective performance metrics based primarily upon FFO, one of the key drivers in the real estate investment trust industry, long-term incentives through the use of restricted shares with reasonably long vesting periods, long-term performance-based awards, and a subjective element which provides the Compensation and Human Capital Committee with flexibility to meet changing needs and demands while accounting for cyclicality in the Company’s core business. In addition to rewarding current returns, the programs incentivize long-term growth, emphasizing a strong balance sheet and investment grade credit ratings. The Compensation and Human Capital Committee adjusts the compensation policies from time to time to meet changing conditions. Over the last several years, the Company’s compensation programs for the NEOs have been modified to more directly reflect pay for performance. Two-thirds of the potential annual incentive bonus for the NEOs is based upon targeted FFO per share and comparative FFO, and one-third of such bonus is based upon other performance factors. The bonus is subject to a clawback in certain cases. Also, recent long- term incentive compensation grants have been made in a manner that directly links executive payouts with relative TSR.

In the Compensation and Human Capital Committee’s judgment, the Company’s compensation programs are directly related to the performance of executives. At the Company’s 2019 Annual Meeting, the Company held a non-binding Shareholder advisory vote on executive compensation (“say-on-pay”). The Company’s Shareholders approved the compensation of the Company’s executive officers with approximately 98% of voted shares cast in favor of the say-on-pay resolution. As part of its executive compensation discussions, the Compensation and Human Capital Committee has reviewed the results of the 2019 say-on-pay vote and considered it to be supportive of the Company’s compensation practices. In light of such strong Shareholder support and recent modifications the Compensation and Human Capital Committee made in compensation programs to directly reflect pay for performance, the Compensation and Human Capital Committee determined that fundamental changes in the Company’s compensation policies were not necessary in 2019. The Company has held an advisory vote on executive compensation every year since 2011. At the Company’s 2017 Annual Meeting, the Company’s Shareholders expressed a preference that advisory votes on executive compensation continue to occur every year. Consistent with this preference, the Board of Directors has determined to continue the practice of having such an advisory vote every

Life Storage, Inc. 2020 Proxy Statement

year. The Company does not plan to time, and has not timed, its release of material non-public information for the purpose of affecting the value of executive compensation.

Process for Determining Executive Compensation

The Compensation and Human Capital Committee generally reviews and makes its decisions regarding the annual compensation of our NEOs at its regular meetings each February. These decisions include determining annual incentive plan award payouts for the prior year’s performance and adjustments to base salary, establishing target incentive opportunities and applicable performance objectives for the current year’s annual incentive plan awards and granting long-term equity-based incentive awards for the current year. The Compensation and Human Capital Committee also adjusts compensation as necessary at other times during the year, such as in the case of promotions, other changes in employment status, significant corporate events, or for competitive purposes. The Compensation and Human Capital Committee assesses each NEO’s impact during the year and overall value to Life Storage, specifically considering:

•	The NEO’s leadership skills;

•	Recommendations from our CEO (discussed in the following paragraphs) and the independent compensation consultant;

•	Impact on strategic initiatives;

•	Performance in the NEO’s primary area of responsibility;

•	The NEO’s role and trajectory in succession planning and development; and

•	Other intangible qualities that contribute to corporate and individual success.

Annually, our CEO provides the Compensation and Human Capital Committee with an evaluation of his own performance that is based, in large part, upon the Company’s performance, as well as his broad leadership roles as CEO and our lead representative to the investment community. The Compensation and Human Capital Committee evaluates our CEO on these and other criteria, and his total compensation package is determined entirely by the Compensation and Human Capital Committee, based on its evaluation and input from the compensation consultant, and reflects his performance, Life Storage’s performance and competitive industry practices. Each year, our CEO evaluates each of the other NEOs and makes compensation recommendations to the Compensation and Human Capital Committee. In developing his recommendations, the CEO considers input from internal compensation experts, as well as performance against the Company’s performance metrics and each NEO’s performance against his or her individualized goals. The compensation consultant reviews and provides comments to the Compensation and Human Capital Committee on our CEO’s recommendations.

2019 Compensation Peer Group

The Compensation and Human Capital Committee refers to data regarding compensation awarded to similarly situated officers by companies in the Compensation Peer Group (as defined below) to ensure that our NEOs’ base salaries, target annual incentive award

Life Storage, Inc. 2020 Proxy Statement

opportunities and equity grants are competitive and reasonably aligned to the external market. This Peer Group is intended to reflect North American based REITs that compete with Life Storage for executive talent and have comparable activity/scope of operations (the “Compensation Peer Group”). This group was developed taking into consideration metrics including revenue, market capitalization, enterprise value, investment strategy, earnings before interest, taxes, depreciation and amortization (“EBITDA”), comparability of asset portfolio, optical perspectives and the availability of compensation data. The composition of the Compensation Peer Group is reviewed annually to ensure competitive alignment and comparability. For 2019, in order for Life Storage to rank at or close to the median of the Compensation Peer Group with respect to the key metrics of revenue, market capitalization and enterprise value, the Compensation and Human Capital Committee, in consultation with its independent compensation consultant, maintained the existing 2018 Compensation Peer Group. The 2019 Compensation Peer Group is as follows:

2019 Compensation Peer Group
Cousins Properties Incorporated	Extra Space Storage Inc.	National Storage Affiliates Trust
Cubes mart	Lexington Realty Trust	PS Business Parks, Inc.

EastGroup Properties, Inc

2020 Named Executive Officer Compensation Changes

2020 Compensation Peer Group

The Compensation and Human Capital Committee and Longnecker & Associates (“Longnecker” or our “Independent Consultant”) reviewed the construct of the 2019 Compensation Peer Group in the fall of 2019 in order to prepare forward-looking compensation programs for 2020. Based upon this review and market conditions, Longnecker recommended adjustments be made to the 2019 Compensation Peer Group. The following illustrates Longnecker’s recommendations for Life Storage’s 2020 Compensation Peer Group:

Company	2019 Peer Group	2020 Peer Group
Brandywine Realty Trust		●
Camden Property Trust		●
Cousins Properties Incorporated	●	●
CubeSmart	●	●
EastGroup Properties, Inc.	●	●
Extra Space Storage Inc.	●	●
Lexington Realty Trust	●	●
Liberty Property Trust		●
Mack-Cali Realty Corporation		●
National Storage Affiliates Trust	●	●
PS Business Parks, Inc.	●	●
STAG Industrial, Inc.		●

Life Storage, Inc. 2020 Proxy Statement

2020 Base Salary

The Compensation and Human Capital Committee, with advice from Longnecker, determined that modest merit-based increases to our NEOs’ base salary rates for 2020 were warranted. In determining the amount of the base salary increases for 2020, the Compensation and Human Capital Committee considered the current 2020 organizational outlook, the relative nature of internal and external pay levels, and expected increases in base pay of executives within the 2019 Compensation Peer Group companies in order to determine 2020 levels. The following outlines the approved base salary levels for Life Storage’s NEO’s for 2020:

Name	2019 Base Salary		2020 Base Salary	Difference
Joseph V. Saffire	$525,000	(1)	$600,000	$75,000
Andrew J. Gregoire	$420,000		$435,000	$15,000
Edward F. Killeen	$420,000		$435,000	$15,000

(1)	Reflects Mr. Saffire’s annualized base salary as the Company’s Chief Executive Officer effective March 1, 2019.

Independent Compensation Consultant

Under its charter, the Compensation and Human Capital Committee has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant. After an extensive review of proposals from several leading compensation consultants, such committee determined to retain Longnecker as its independent compensation consultant. The Compensation and Human Capital Committee did not engage any other consultants to provide executive compensation consulting services on its behalf during the 2019 fiscal year. Our Independent Consultant assists the Compensation and Human Capital Committee in developing a competitive total compensation program that is consistent with our philosophy of goal-oriented pay for performance and that allows us to attract, retain and motivate talented executives. For 2019, Longnecker’s services included providing an annual analysis of the compensation of our officers and directors, and their counterparts at peer companies. The analysis compares each element of compensation and total direct compensation awarded by Life Storage and by our peers to our respective executive officers and directors. In addition, for 2019, Longnecker helped the Compensation and Human Capital Committee consider the allocation between annual incentive pay and long-term equity-based compensation and between the types of long-term equity-based incentive awards. Longnecker reports exclusively to the Compensation and Human Capital Committee. The Compensation and Human Capital Committee reviews Longnecker’s independence on an annual basis. In 2019, as in previous years, the Compensation and Human Capital Committee determined that there were no conflicts of interest involving Longnecker as a result of any current, historical, or pending engagement. Specifically, the Compensation and Human Capital Committee determined that Longnecker was an independent adviser based on the following considerations:

•	Our Independent Consultant supplies no services to Life Storage other than those as advisor to the Compensation and Human Capital Committee.

Life Storage, Inc. 2020 Proxy Statement

•

Our Independent Consultant has implemented a stock trading policy to prevent its consultants from trading client stock inside of client black-out trading periods. Additionally, if any consultants purchase Life Storage stock, the owners of Longnecker must be notified as well as Life Storage.

•

Neither Longnecker nor its representatives to Life Storage maintains any business or personal relationship with any Life Storage executive officer or Compensation and Human Capital Committee member that would adversely impact our Independent Consultant’s independence or that would create any conflict of interest.

•	Neither our Independent Consultant nor its representatives to Life Storage (including their immediate family members) owns any Life Storage stock.

•	Life Storage’s fees to its Independent Consultant in 2019 amounted to less than 1% of Longnecker’s total 2019 annual revenue.

The Compensation and Human Capital Committee continues to monitor the independence of its compensation consultant on a periodic basis.

Stock Ownership Guidelines

The Compensation and Human Capital Committee believes that meaningful stock ownership by our officers is important in aligning management’s interests with the interests of our stockholders. We have implemented stock ownership guidelines that require NEOs to maintain consistent ownership of Life Storage stock based on three times the executive’s annual base salary. Each NEO has met these guidelines.

Policies and Practices Related to Risk Management

The Compensation and Human Capital Committee has discussed and analyzed the concept of risk as it relates to our compensation programs and believes that our compensation programs do not encourage excessive and unnecessary risk-taking. The Compensation and Human Capital Committee, with the assistance of Longnecker, arrived at this conclusion for the following reasons:

•

Although the majority of the compensation provided to our executives is variable and linked to performance, we believe an appropriate portion of their total compensation is fixed. The fixed (salary) portion provides a steady income regardless of Life Storage’s stock performance and allows executives to focus on our business without an excessive emphasis on our stock price performance.

•

Our annual incentive plan awards are determined based on Company and individual performance measures, both operational and strategic, which mitigates excessive risk-taking that could produce unsustainable gains in one area of performance at the expense of our overall long-term interests. The Company goals are designed to ensure a proper balance between stock performance, operational measures and strategic goals. In addition, the Compensation and Human Capital Committee sets performance goals that it believes are reasonable in light of our past performance, then-current business projections, and market conditions.

Life Storage, Inc. 2020 Proxy Statement

Moreover, our annual incentive plan awards are subject to maximum payout caps that limit the amount an executive may earn for certain of the operational measures.

•

A portion of our long-term equity-based incentive awards consists of time-based restricted stock awards, which vest over three to five years and retain value even in a depressed market, so executives are less likely to take unreasonable risks. Another portion (50% of the total award value in the case of our NEOs for 2019) consists of performance-based awards that measure our TSR over a specified period relative to the TSR performance of certain peer companies over the same period, which encourages a longer-term focus.

•	Our stock ownership guidelines reduce the likelihood of unnecessary risk-taking because our executive officers are required to own a meaningful amount of Life Storage stock.

In light of the above, the Compensation and Human Capital Committee believes the various elements of our executive compensation programs sufficiently motivate our executives to act in the interests of Life Storage’s sustained long-term growth and performance.

Life Storage, Inc. 2020 Proxy Statement

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
David L. Rogers (4)	2019	$115,385	-	-	-	$7,055	$122,440
Former Chief Executive Officer	2018	$600,000	-	-	$660,000	$83,073	$1,343,073
	2017	$570,000	-	$1,807,355	$228,000	$98,852	$2,704,207

Joseph V. Saffire (5)	2019	$508,846	-	$2,438,457	$551,250	$4,620	$3,503,173
Chief Executive Officer	2018	$342,467	-	$1,646,280	$440,000	$4,455	$2,433,202
	2017	$55,386	-	$101,131	-	-	$156,517

Andrew J. Gregoire	2019	$420,000	-	$829,100	$441,000	$4,620	$1,694,720
Chief Financial Officer and Secretary	2018	$400,000	-	$812,790	$440,000	$32,765	$1,685,555
	2017	$340,000	-	$1,019,135	$136,000	$45,157	$1,540,292

Edward F. Killeen	2019	$420,000	-	$829,100	$399,000	$4,620	$1,652,720
Chief Operating Officer	2018	$400,000	-	$812,790	$440,000	$32,765	$1,685,555
	2017	$340,000	-	$1,019,135	$136,000	$45,157	$1,540,292

(1)

The amounts disclosed in the “Stock Awards” column represent the aggregate grant date fair value of all shares or awards granted to the named executive officers for the applicable fiscal year, calculated in accordance with FASB ASC Topic 718.

The amounts shown in this column for 2019 relate to (i) a long-term incentive award of 11,832 restricted shares awarded to Mr. Saffire and a long-term incentive award of 4,023 restricted shares awarded to each Messrs. Gregoire and Killeen on December 19, 2019, and (ii) the target award of 11,832 performance-based awards issued to Mr. Saffire and the target award of 4,023 performance-based awards issued to each Messrs. Gregoire and Killeen on December 19, 2019. Mr. Rogers did not receive any such awards as his retirement occurred prior to the award date.

The amounts shown in this column for 2018 relate to (i) a long-term incentive award of 3,866 restricted shares awarded to Mr. Saffire on May 7, 2018, (ii) the target award of 3,866 performance-based awards issued to Mr. Saffire on May 7, 2018, (iii) a long-term incentive award of 5,090 shares awarded to Mr. Saffire and 4,212 restricted shares awarded to each Messrs. Gregoire and Killeen on December 18, 2018, and (iv) the target award of 5,090 performance-based awards issued to Mr. Saffire and the target award of 4,212 performance-based awards issued to each Messrs. Gregoire and Killeen on December 18, 2018. Mr. Rogers did not receive any awards in 2018.

Life Storage, Inc. 2020 Proxy Statement

The amounts shown in this column for 2017 relate to (i) a long-term incentive award of 3,577 restricted shares awarded to Mr. Rogers and 1,789 restricted shares awarded to each Messrs. Gregoire and Killeen on February 22, 2017, (ii) the target award of 3,577 performance-based awards issued to Mr. Rogers and the target award of 1,789 performance-based awards issued to each Messrs. Gregoire and Killeen on February 22, 2017, (iii) a long-term incentive award of 7,039 restricted shares awarded to Mr. Rogers and 4,199 restricted shares awarded to each Messrs. Gregoire and Killeen on December 29, 2017, (iv) the target award of 7,039 performance-based awards issued to Mr. Rogers and the target award of 4,199 performance-based awards issued to each Messrs. Gregoire and Killeen on December 29, 2017, and (v) a long-term incentive award of 1,250 restricted shares awarded to Mr. Saffire on November 1, 2017.

For more information on these awards, see “Compensation Discussion and Analysis-2019 Components of Executive Compensation” and the “Grants of Plan-Based Awards for 2019” table below. The assumptions used to compute the grant date fair value of these awards for each named executive officer are set forth in Notes 2 and 9 to our 2019 consolidated financial statements contained in our 2019 Annual Report. The value of the performance-based awards issued in 2019 to each of the executive officers at the grant date assuming that the highest level of performance will be achieved is as follows: Mr. Saffire—$2,376,812, Messrs. Gregoire and Killeen each—$808,140. The value of the performance-based awards issued in 2018 to each of the executive officers at the grant date assuming that the highest level of performance will be achieved is as follows: Mr. Saffire—$1,573,514, Messrs. Gregoire and Killeen each—$785,622. The value of the performance-based awards issued in 2017 to each of the executive officers at the grant date assuming that the highest level of performance will be achieved is as follows: Mr. Rogers—$1,739,958, Messrs. Gregoire and Killeen each—$979,762. The value of the performance-based awards is dependent on the Company’s performance over a three-year period.

(2)

The amounts disclosed in the “Non-Equity Incentive Plan Compensation” for 2019 represent cash payments for 2019 performance made in March 2020 to the named executive officers serving as of December 31, 2019 under the Company’s annual incentive compensation plan. The amounts disclosed in the “Non-Equity Incentive Plan Compensation” for 2018 represent cash payments for 2018 performance made in March 2019 to the named executive officers serving as of December 31, 2018 under the Company’s annual incentive compensation plan. The amounts disclosed in the “Non-Equity Incentive Plan Compensation” for 2017 represent cash payments for 2017 performance made in March 2018 to the named executive officers serving as of December 31, 2017 under the Company’s annual incentive compensation plan. For more information on these 2019, 2018, and 2017 awards, see “Compensation Discussion and Analysis-2019 Components of Executive Compensation.”

Life Storage, Inc. 2020 Proxy Statement

(3)	“All Other Compensation” includes the following:

Name		Allowances*	401(k) Match	Dividends on Restricted Stock	Total “All Other Compensation”
David L. Rogers	2019	$2,600	$4,455	-	$7,055
	2018	$15,600	$4,455	$63,018	$83,073
	2017	$15,600	$4,455	$78,797	$98,852

Joseph V. Saffire	2019	-	$4,620	-	$4,620
	2018	-	$4,455	-	$4,455
	2017	-	-	-	-

Andrew J. Gregoire	2019	-	$4,620	-	$4,620
	2018	-	$4,455	$28,310	$32,765
	2017	-	$4,455	$40,702	$45,157

Edward F. Killeen	2019	-	$4,620	-	$4,620
	2018	-	$4,455	$28,310	$32,765
	2017	-	$4,455	$40,702	$45,157

* Includes an annual allowance for an automobile and club dues.

(4)

Mr. Rogers retired from his position as Chief Executive Officer on February 28, 2019. Subsequent to his retirement, Mr. Rogers continued as a member of the Board. The fees earned by Mr. Rogers as a Director are set forth in the “Director Compensation Table” above. The amounts included here represent compensation for Mr. Rogers during the portion of 2019 that he served as Chief Executive Officer.

(5)

On March 1, 2019, Mr. Saffire succeeded Mr. Rogers as Chief Executive Officer upon Mr. Rogers’ retirement. Prior to his appointment as Chief Executive Officer, Mr. Saffire served as the Company’s Chief Investment Officer.

Grant of Plan-Based Awards for 2019

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Units (#) (2)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Joseph V. Saffire	12/19/19	-	-	-	-	-	-	11,832 (3)	$1,250,051
	12/19/19 (4)	-	-	-	2,958	11,832	23,664	-	$1,188,406
	N/A	-	-	$945,000	-	-	-	-	-
Andrew J. Gregoire	12/19/19	-	-	-	-	-	-	4,023 (3)	$425,030
	12/19/19 (4)	-	-	-	1,006	4,023	8,046	-	$404,070
	N/A	-	-	$756,000	-	-	-	-	-
Edward F. Killeen	12/19/19	-	-	-	-	-	-	4,023 (3)	$425,030
	12/19/19 (4)	-	-	-	1,006	4,023	8,046	-	$404,070
	N/A	-	-	$756,000	-	-	-	-	-

Life Storage, Inc. 2020 Proxy Statement

(1)

This is not the amount earned but is the maximum amount that could have been earned under the Annual Incentive Compensation Plan based upon 2019 performance. The Plan includes no threshold or target awards. For more information on these awards, see “Compensation Discussion and Analysis-2019 Components of Executive Compensation.” The Company paid the actual bonus earned in cash. See Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

(2)	Holders of restricted shares are entitled to the same dividend and voting rights as are holders of the Company’s Common Stock.

(3)	Restricted shares issued in December 2019, with 20% of such shares vesting each year over a five-year period. Such shares were issued under the 2015 Award and Option Plan.

(4)

Performance-based awards issued in December 2019. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved. Such awards were made under the 2015 Award and Option Plan.

(5)	Amount represents full grant date fair value of awards granted in 2019 computed in accordance with FASB ASC Topic 718.

Life Storage, Inc. 2020 Proxy Statement

Outstanding Equity Awards at December 31, 2019

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
David L. Rogers	-	-	-	-	-	(3)	13,814	$1,495,780
						(4)	7,154	$774,635
	-	-	-	-	-	(5)	14,078	$1,524,366
Joseph V. Saffire	-	-	-	750	$81,210	(6)	-	-
	-	-	-	-	-	(7)	7,732	$837,221
	-	-	-	2,577	$279,038	(8)	-	-
	-	-	-	-	-	(9)	10,180	$1,102,290
	-	-	-	3,394	$367,502	(10)	-	-
	-	-	-	-	-	(11)	23,664	$2,562,338
	-	-	-	11,832	$1,281,169	(12)	-	-
Andrew J. Gregoire	-	-	-	-	-	(3)	7,756	$839,820
	-	-	-	1,075	$116,401	(13)	-	-
	-	-	-	-	-	(4)	3,578	$387,426
	-	-	-	1,401	$151,700	(14)	-	-
	-	-	-	-	-	(5)	8,398	$909,335
	-	-	-	2,808	$304,050	(15)	-	-
	-	-	-	-	-	(9)	8,424	$912,151
	-	-	-	4,023	$435,610	(16)	-	-
	-	-	-	-	-	(11)	8,046	$871,221
Edward F. Killeen	-	-	-	-	-	(3)	7,756	$839,820
	-	-	-	1,075	$116,401	(13)	-	-
	-	-	-	-	-	(4)	3,578	$387,426
	-	-	-	1,401	$151,700	(14)	-	-
	-	-	-	-	-	(5)	8,398	$909,335
	-	-	-	2,808	$304,050	(15)	-	-
	-	-	-	-	-	(9)	8,424	$912,151
	-	-	-	4,023	$435,610	(16)	-	-
	-	-	-	-	-	(11)	8,046	$871,221

(1)	Market value of unvested shares is based on the Company’s closing stock price of $108.28 on December 31, 2019.

Life Storage, Inc. 2020 Proxy Statement

(2)	Market value assuming maximum performance award is earned and is based on the Company’s closing stock price of $108.28 on December 31, 2019.

(3)

Performance-based awards issued in December 2016. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 50% and 200% will be earned, with 50% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved. On January 9, 2020, the Compensation and Human Capital Committee determined that 140% of these shares vested.

(4)

Performance-based awards issued in February 2017. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 50% and 200% will be earned, with 50% of the shares earned if threshold performance is achieved, 100% earned if target. On March 6, 2020, the Compensation and Human Capital Committee determined that 140% of these shares vested.

(5)

Performance-based awards issued in December 2017. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved.

(6)	Restricted shares vest at a rate of 250 shares per year through 2022.

(7)

Performance-based awards issued in May 2018. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved.

(8)	Restricted shares vest at a rate of 1,289 shares per year through 2021.

(9)

Performance-based awards issued in December 2018. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved.

Life Storage, Inc. 2020 Proxy Statement

(10)	Restricted shares vest at a rate of 1,697 shares per year through 2021.

(11)

Performance-based awards issued in December 2019. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved.

(12)	Restricted shares vest at a rate of 2,366 shares per year through 2024.

(13)	Restricted shares vest at a rate of 358 shares per year through 2022.

(14)	Restricted shares vest at a rate of 1,401 shares per year through 2020.

(15)	Restricted shares vest at a rate of 1,404 shares per year through 2021.

(16)	Restricted shares vest at a rate of 805 shares per year through 2024.

Option Exercises and Stock Vested in 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David L. Rogers	-	-	9,858	$959,928
Joseph V. Saffire	-	-	3,234	$328,884
Andrew J. Gregoire	-	-	4,452	$470,845
Edward F. Killeen	-	-	4,452	$470,845

(1) Amounts reflect the market value of the Common Stock on the day the Common Stock vested.

Employment Agreements

The Company has entered into employment agreements with each of Messrs. Gregoire, Killeen, and Saffire. The agreements with Messrs. Gregoire, and Killeen were initially entered into in 1999 and were amended and restated effective January 1, 2009 and again amended and restated in full on November 1, 2017. Mr. Saffire’s employment agreement was entered into on November 1, 2017 at the time of his commencement of employment with the Company. Mr. Rogers previously had entered into an employment agreement with the Company which terminated upon his retirement from the Company effective February 28, 2019.

Employment Agreements of Messrs. Saffire, Gregoire and Killeen

The employment agreements of Messrs. Saffire, Gregoire, and Killeen each have an indefinite term but can be terminated by the Company (a) in the event of the executive’s disability, (b) for “cause,” or (c) upon 30 days’ prior written notice to the executive. Each executive may terminate his employment agreement (a) for “good reason,” or (b) by

Life Storage, Inc. 2020 Proxy Statement

providing 60 days’ prior written notice to the Company. Each employment agreement may also be terminated by agreement of the Company and the executive. Each employment agreement prohibits the executive, during employment and during the one-year period following termination of employment, from engaging in the self-storage business as an employee, consultant or owner.

The employment agreements of Messrs. Saffire, Gregoire, and Killeen each provide for severance payments in the event the executive’s employment is terminated by the Company without “cause” or he resigns for “good reason” without a change of control of the Company. Such severance payments would be made in 30 monthly payments following the termination of the executive’s employment, and each monthly payment would be an amount equal to 1/30th of the aggregate amount equal to two (2) times the salary and bonus paid to such executive in the prior calendar year. The first six monthly payments will be made in a single sum to the executive within 30 days following his separation from service. The remaining 30 payments will be made over a 24-month period beginning seven months after the separation from service. No severance benefits are payable if the executive’s employment is terminated for “cause” or if the executive retires or voluntarily terminates his employment without “good reason.” However, if a “change of control” which qualifies as a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A of the Internal Revenue Code occurs while the Company is making severance payments, then the payments/remaining payments will be made in a single sum within 30 days following the “change in control.” If the “change in control” does not so qualify under Section 409A, then the payments/remaining payments would be transferred to a rabbi trust and payments made from the trust.

The employment agreements of Messrs. Saffire, Gregoire, and Killeen also each provide that upon a termination of the employment of such executive without “cause” or a termination by such executive for “good reason” within twenty-four (24) months following a “change in control” qualifying under Section 409A of the Internal Revenue Code, the executive shall be paid a severance equal to two and one-half (2.5) times the salary and bonus paid to such executive in the prior calendar year. Such severance shall be paid in a lump sum.

The employment agreements also provide that certain employee welfare benefits shall be continued for a period of 30 months after termination of employment in the event the executive’s employment is terminated by the Company without “cause” or the executive resigns for “good reason.”

Upon any termination of employment, Messrs. Saffire, Gregoire, and Killeen would also be entitled to accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs. No severance benefits are payable, upon a termination of employment by the Company for “cause” or for termination by the executive upon retirement or without “good reason.”

The tables below reflect the amount of compensation to each of Messrs. Saffire, Gregoire, and Killeen in the event of termination of such executive’s employment described below. The amounts shown assume that such termination was effective as of December 31, 2019.

Life Storage, Inc. 2020 Proxy Statement

Potential Payments and Benefits upon Termination of Employment Without Change in Control of the Company.

Upon a termination of the employment of Messrs. Saffire, Gregoire, or Killeen without a “change of control,” such executive will be entitled to receive the following benefits:

Joseph V. Saffire [1]
Cash Severance	$2,120,192
Acceleration of Equity Awards [2]	0
Continued Employee Welfare Benefits	42,815

Total	$2,163,007

Andrew J. Gregoire [1]
Cash Severance	$1,722,000
Acceleration of Equity Awards [2]	0
Continued Employee Welfare Benefits	42,815

Total	$1,764,815

Edward. F. Killeen [1]
Cash Severance	$1,638,000
Acceleration of Equity Awards [2]	0
Continued Employee Welfare Benefits	19,754

Total	$1,657,754

[1]

The amounts set forth in the table are estimates based upon the salary and bonus paid to each executive for 2019. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

[2]

After termination by the Company without “cause,” or termination by the executive for “good reason,” each of Messrs. Saffire, Gregoire, and Killeen will also be entitled to a pro rata portion of performance-based awards issued to such executive based upon the number of months of employment during the applicable performance periods and the Company’s performance through the end of the applicable performance period. Mr. Saffire was issued performance-based awards on May 7, 2018, December 18, 2018, and December 19, 2019 with performance periods ending May 7, 2021, December 18, 2021, and December 19, 2022, respectively. Each of Messrs. Gregoire and Killeen were issued performance-based awards on February 22, 2017, December 29, 2017, December 18, 2018, and December 19, 2019 with performance periods ending February 22, 2020, December 29, 2020, December 18, 2021, and December 19, 2022, respectively.

Life Storage, Inc. 2020 Proxy Statement

Potential Payments and Benefits upon Termination of Employment with Change in Control of the Company.

Upon a termination of the employment of Messrs. Saffire, Gregoire, and Killeen within 24 months following a “change in control,” such executive is entitled to receive the following benefits:

Joseph V. Saffire [1]
Cash Severance	$2,650,240
Acceleration of Equity Awards	2,008,919
Continued Employee Welfare Benefits	53,518

Total	$4,712,677

Andrew J. Gregoire [1]
Cash Severance	$2,152,500
Acceleration of Equity Awards	1,007,761
Continued Employee Welfare Benefits	53,518

Total	$3,213,779

Edward. F. Killeen [1]
Cash Severance	$2,047,500
Acceleration of Equity Awards	1,007,761
Continued Employee Welfare Benefits	24,692

Total	$3,079,953

[1]

The amounts set forth in the table are estimates based upon the salary and bonus paid to each executive for 2019. Equity awards are valued based upon the closing market price of the Company common stock as of December 31, 2019. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company. The amount of any severance payable to the executive shall be reduced to the extent necessary to avoid imposition of any tax on excess parachute payments under Section 4999 of the Internal Revenue Code.

Certain Definitions

For purposes of all the employment agreements described above, the following terms have the meanings set forth below:

“cause” generally means a material breach of the executive’s duties under the executive’s employment agreement, or the fraudulent, illegal or other gross misconduct which is materially damaging or detrimental to the Company.

“change in control” generally includes:

(i)	the acquisition by any person of 20% or more of the outstanding stock of the Company;

(ii)

approval by the Shareholders of the Company of a consolidation, merger or other business combination involving the Company in which the Company is not the surviving entity, other than a transaction in which the holders of the Company’s Common Stock immediately prior to the transaction have substantially the same proportionate ownership of Common Stock of the surviving corporation after the transaction;

Life Storage, Inc. 2020 Proxy Statement

(iii)

approval by the Shareholders of the Company of any consolidation, merger or other business combination in which the Company is the continuing or surviving corporation but in which the common Shareholders of the Company immediately prior to the transaction do not own at least a majority of the outstanding Common Stock of the continuing or surviving corporation;

(iv)	approval by the Shareholders of the Company of any sale, lease or exchange of substantially all of the assets of the Company and its subsidiaries;

(v)

a change in the majority of the members of the Board of Directors within a 24-month period, unless the election or nomination for election by the Company’s Shareholders of each new director was approved by the vote of 2/3 of the directors then still in office who were in office at the beginning of the 24-month period; or

(vi)	more than 50% of the assets of the Company and its subsidiaries are sold, transferred or otherwise disposed of, other than in the usual and ordinary course of its business.

“good reason” generally means:

(i)	a material change in the executive’s duties and responsibilities or a change in the executive’s title or position without the executive’s consent;

(ii)	there arises a requirement that the services required to be performed by the executive would necessitate the executive to move his residence at least 50 miles from the Buffalo, New York area;

(iii)	a material reduction by the Company in the executive’s compensation or benefits;

(iv)	a material breach of the employment agreement by the Company; or

(v)	the failure of any successor to the Company to specifically assume responsibility for the employment agreement.

Pay Ratio Disclosure

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission (the “SEC”) adopted a rule requiring annual disclosure of the ratio of the Company’s median employee’s total annual compensation to the total annual compensation of the Company’s principal executive officer (“PEO”). In light of the Chief Executive Officer transition that occurred in 2019, as permitted by SEC rules, we elected to annualize compensation for purposes of the pay ratio based on the compensation of Mr. Saffire, who has served as Chief Executive Officer of the Company, our PEO, since March 1, 2019. Because Mr. Saffire’s base salary was increased from $420,000 to $525,000 at the time of his appointment as Chief Executive Officer, his annualized based salary for purposes of the pay ratio disclosure is $525,000 which is different than what appears in the Summary Compensation Table above as the Summary Compensation Table sets forth the salary actually received by Mr. Saffire in 2019.

Life Storage, Inc. 2020 Proxy Statement

To determine the median employee, we reviewed a list of all employees of the Company and its subsidiaries as of December 31, 2019 and examined total cash compensation paid to each such employee during 2019 including cash paid for employer 401(k) match and cash paid by the Company for health insurance premiums as is consistent with the calculation of compensation for the Named Executive Officers of the Company. Cash compensation was annualized for those employees as of December 31, 2019 who were not employed for the full year. We believe that the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely grant equity awards to employees.

After identifying the median employee using total cash compensation, we calculated the annual total compensation of such employee using the same methodology we use for our Named Executive Officers as set forth in the Summary Compensation Table for 2019 included in this Proxy Statement. The ratio of annual total compensation of the Company’s PEO to the median annual total compensation of all Company employees (excluding the PEO) is as follows:

Median employee’s annual total compensation	$31,357

Annual total compensation of Mr. Joseph Saffire, our PEO	$3,519,327
Ratio of Mr. Joseph Saffire’s annual total compensation to the median employee’s annual total compensation	112 to 1

Life Storage, Inc. 2020 Proxy Statement

Compensation and Human Capital Committee Report

The Compensation and Human Capital Committee evaluates and establishes compensation for Named Executive Officers and oversees the Company’s stock plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Compensation and Human Capital Committee reviewed and discussed with management the disclosure appearing under the heading “Compensation Discussion and Analysis” of this Proxy Statement. The Compensation and Human Capital Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Company with regard to executive compensation. Based upon this review and discussion with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission, and incorporated by reference into the 2019 Annual Report.

Compensation and Human Capital Committee

STEPHEN R. RUSMISEL, CHAIR

MARK G. BARBERIO

CHARLES E. LANNON

DANA HAMILTON

THE FOREGOING REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Life Storage, Inc. 2020 Proxy Statement

PROPOSAL 4. PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are asking our Shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers as described in detail in the “Compensation Discussion and Analysis” and the accompanying tables in the Executive Compensation section above. This vote is commonly known as “say-on-pay.” The Company is currently conducting “say-on-pay” votes every year.

As described in greater detail in the “Compensation Discussion and Analysis” section, we seek to closely align the interests of the Named Executive Officers with the interests of our Shareholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. A substantial part of our compensation for Named Executive Officers is performance based and the Company has used performance-based vesting restricted stock as part of the long-term incentive program.

In order to promote the short and long-term interest of our Shareholders, the Company’s compensation programs have evolved as necessary over the years. During the last several years, the Compensation and Human Capital Committee has initiated a number of changes to better align management and Shareholder interests. Recent Compensation and Human Capital Committee actions include the following:

•

Since 2010, the Company has had in effect a performance-based Annual Incentive Compensation Plan for Executive Officers. This plan for annual incentive awards is two-thirds based upon objective metrics that relate to “targeted” FFO and annual FFO growth relative to publicly traded competitors of the Company. One-third of the potential annual bonus award is subject to the Compensation and Human Capital Committee’s evaluation of a number of other metrics which can be changed by the Compensation and Human Capital Committee as it deems appropriate to promote specific goals. The Plan also provides that bonuses shall be returned, to the extent that the Compensation and Human Capital Committee deems appropriate, if they result from restated financial statements of the Company due to a recipient’s misconduct, and that the Compensation and Human Capital Committee may make adjustments in bonuses to the extent they were affected by misstatements in the audited financial statements of other companies.

•

The Compensation and Human Capital Committee has revised long-term incentive awards in a manner to provide a direct linkage between payouts to executive officers and total return to Shareholders. A portion of such awards since 2011 have been made in the form of performance-based awards which are earned based upon the Company’s relative total shareholder return compared to certain peer companies.

Life Storage, Inc. 2020 Proxy Statement

•

Formal minimum share ownership requirements have been adopted for Named Executive Officers and members of the Board of Directors of the Company. This requirement reflects the Compensation and Human Capital Committee’s commitment to ensure alignment of management and Shareholder interests.

We believe that the information provided in this Proxy Statement demonstrates that the Company’s executive compensation program is designed appropriately to attract and retain talented executives and to align the executives’ interests with Shareholders’ interests. Accordingly, the Board of Directors recommends that Shareholders approve the compensation of the Company’s Named Executive Officers by approving the following say-on-pay resolution:

RESOLVED, that the Shareholders of Life Storage, Inc. approve, on an advisory basis, the compensation of the executive officers identified in the “Summary Compensation Table,” as disclosed in the Life Storage, Inc. 2020 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying footnotes and narratives.

Say-on-pay votes under the Dodd-Frank Act are advisory. Although the results of the say-on-pay vote do not bind the Company, the Board of Directors will review the results very carefully. The Board of Directors views the vote as providing important information regarding investor sentiment about the Company’s executive compensation philosophy, policies and practice.

The affirmative vote of a majority of the votes cast is required for approval of the advisory resolution above. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS.

Life Storage, Inc. 2020 Proxy Statement

CERTAIN TRANSACTIONS

Frederick G. Attea is Senior Counsel at the law firm of Phillips Lytle LLP, which has represented the Company since its inception and is currently representing the Company and various joint ventures in which the Company has an ownership interest. Mr. Frederick G. Attea married Mr. Saffire’s mother-in-law in September 2017. For 2019, Phillips Lytle LLP’s legal fees for services rendered to the Company and to the various joint ventures in which the Company has ownership interests totaled $2,368,675.

Michael Rogers and John Rogers are brothers of Mr. David L. Rogers and are employees of the Company. In 2019, Michael Rogers was paid a base salary and bonus of approximately $311,000. Additionally, in 2019, Michael Rogers was granted 1,000 shares of restricted stock which vest ratably over a period of seven years. His 2020 salary is approximately $308,000. In 2019, John Rogers was paid a base salary and bonus of approximately $167,000. His 2020 salary is approximately $174,000. The Company has entered into agreements with Michael Rogers and John Rogers which provide for a severance payment by the Company in the event they are terminated from employment after a change of control of the Company. The severance payment is equal to two times their salary and bonus for the prior calendar year. Such agreements are consistent with agreements with similarly situated employees of the Company.

The transactions and arrangements above were reviewed and disclosed under the Company’s policies and procedures regarding related-party transactions.

PROPOSALS OF SHAREHOLDERS FOR THE 2021 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2021 Annual Meeting of Shareholders, Shareholder proposals must be received by the Secretary of the Company, 6467 Main Street, Williamsville, New York 14221, no later than December 18, 2020.

The Company’s By-Laws set forth the procedure to be followed by a Shareholder who wishes to recommend one or more persons for nomination to the Board of Directors or present a proposal at an annual meeting. Only a Shareholder of record entitled to vote at an annual meeting may present a proposal and must give timely written notice thereof to the Secretary of the Company at the address noted above. Generally, to be timely, a Shareholder’s notice shall set forth all information required under the By-laws and shall be delivered to the Secretary not earlier than the 150th day (i.e. November 18, 2020) nor later than the 120th day (i.e. December 18, 2020) prior to the first anniversary of the date of the Proxy Statement for the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, notice by a Shareholder must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.

Life Storage, Inc. 2020 Proxy Statement

VOTING AND VIRTUAL MEETING INFORMATION

This Proxy Statement and the form of proxy are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for the Annual Meeting to be held virtually over the Internet on Thursday, May 28, 2020 at 9:00 a.m. (E.D.T.), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. No physical meeting will be held. This Proxy Statement and form of proxy are first being made available to Shareholders on April 17, 2020.

Shareholders of record may vote by (i) using the toll-free telephone number shown on the proxy card, (ii) voting via the Internet at the address shown on the proxy card, or (iii) marking, dating, signing and returning the enclosed proxy card. Returning your completed proxy will not prevent you from voting these shares at the Annual Meeting should you wish to do so. The proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy (including a telephone or Internet vote) as of a later date.

If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. Even if you plan to attend the Annual Meeting over the Internet, we recommend that you submit your proxy card or voting instructions, or that you vote your shares by telephone or through the Internet, so that your vote will be counted if you later decide not to attend the Annual Meeting.

We are providing these materials on behalf of the Board to ask for your vote and to solicit your proxies for use at the Annual Meeting, or any adjournments or postponements thereof.

We have made these materials available to you on the Internet or, upon your request, delivered printed versions of these materials to you by mail, because you were a Shareholder as of March 30, 2020, the record date fixed by the Board, and are therefore entitled to receive Notice of the Annual Meeting and to vote on matters presented at the meeting.

We are pleased to take advantage of the SEC rules that allow us to furnish proxy materials to you on the Internet. These rules allow us to provide our Shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

Our Annual Report to Shareholders (the “2019 Annual Report”) includes a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 25, 2020, excluding exhibits. On or about April 17, 2020, we mailed you a notice containing instructions on how to access this Proxy Statement and our 2019 Annual Report and vote over the Internet. If you received the notice by mail, you will not receive a printed copy of the proxy materials in the mail. The notice instructs you on how you may submit your proxy. If you received the notice by mail and would like a printed copy of our proxy materials, you should follow the instructions for requesting those materials in the notice.

Life Storage, Inc. 2020 Proxy Statement

All Shareholders receiving this Proxy Statement should have also received a paper copy or access to an electronic copy of the 2019 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2019. Shareholders may request a free copy of our 2019 Annual Report on Form 10-K, including financial statements and schedules, by sending a written request to: Life Storage, 6467 Main Street, Williamsville, NY 14221, Attention: Investor Services. Alternatively, Shareholders can access the 2019 Annual Report on Form 10-K and other financial information on Life Storage’s “Investor Relations” section of its website at lifestorage.com.

The entire cost of preparing, assembling and mailing the proxy material will be borne by the Company. The Company will reimburse brokerage firms, banks and other securities custodians for their expenses in forwarding proxy materials to their principals. Solicitations other than by mail may be made by officers or by employees of the Company without additional compensation.

Only Shareholders of record at the close of business on March 30, 2020 are entitled to notice of, to vote at, and to participate in the Annual Meeting and at all adjournments thereof. At the close of business on March 30, 2020, there were 46,902,030 shares of the Company’s common stock (“Common Stock”) issued and outstanding. Each share of Common Stock has one vote. A majority of shares entitled to vote at the Annual Meeting will constitute a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for all other purposes. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining whether a quorum is present. Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present.

Note to Beneficial Owners

Under the rules of the New York Stock Exchange (“NYSE”), brokers or nominees have the authority to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the selection of the Company’s independent registered public accounting firm, without instructions from the beneficial owner of those shares. The election of directors, the proposal to adopt the Company’s 2020 Outside Directors’ Stock Award Plan, and the non-binding vote on the compensation of the Company’s executive officers are considered “non-routine” matters. As a result, if a broker or nominee does not receive voting instructions from the beneficial owner of shares held by such broker or nominee, those shares will not be voted and will be considered broker non-votes with respect to those “non-routine” matters. Therefore, it is very important for beneficial owners holding shares in this manner to provide voting instructions to their broker or other nominee.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 28, 2020

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com.

Life Storage, Inc. 2020 Proxy Statement

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors of the Company did not contemplate or expect that any business other than that pertaining to the subjects referred to in this Proxy Statement would be brought up for action at the meeting, but in the event that other business calling for a Shareholders’ vote does properly come before the meeting, the Proxies will vote thereon according to their best judgment in the interest of the Company.

A COPY OF LIFE STORAGE, INC.’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019 (the “2019 10-K”) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE TO THOSE SHAREHOLDERS WHO WOULD LIKE MORE DETAILED INFORMATION CONCERNING THE COMPANY. TO OBTAIN A COPY, PLEASE WRITE TO: ANDREW J. GREGOIRE, SECRETARY, LIFE STORAGE, INC., 6467 MAIN STREET, WILLIAMSVILLE, NEW YORK, 14221. THE 2019 10-K IS ALSO AVAILABLE ON THE COMPANY’S WEBSITE (www.lifestorage.com).

By Order of the Board of Directors,

Andrew J. Gregoire

Secretary

April 17, 2020

Life Storage, Inc. 2020 Proxy Statement

Exhibit A

LIFE STORAGE, INC.

2020 OUTSIDE DIRECTORS’ STOCK AWARD PLAN

EFFECTIVE MAY**, 2020

SECTION 1.

PURPOSE

1.1    The purpose of the “LIFE STORAGE, INC. 2020 OUTSIDE DIRECTORS’ STOCK AWARD PLAN” (the “Plan”) is to foster and promote the long-term financial success of the Company and increase stockholder value by enabling the Company to attract and retain the services of outstanding Outside Directors (as defined herein) whose judgment, interest, and special effort is essential to the successful conduct of the Company’s operations. The Plan shall become effective on May             , 2020, upon approval of the Plan by the stockholders of the Company.

SECTION 2.

DEFINITIONS

2.1    “Annual Award” or “Award” means a number of shares of Restricted Stock determined by the Board, provided, however, that any Award granted hereunder prior to approval of the Plan by the stockholders of the Company shall be conditioned upon approval of the Plan by the stockholders of the Company and no Restricted Stock or Deferred Stock Unit may be issued pursuant to an Award granted hereunder prior to approval of the Plan by the stockholders of the Company.

2.2    “Board” means the Board of Directors of the Company.

2.3    “Code” means the Internal Revenue Code of 1986 as amended.

2.4    “Company” means Life Storage, Inc., a Maryland corporation, and any successor thereto.

2.5    “Deferral Account” means a book entry account established under the Plan for an Outside Director who has entered into a Deferred Compensation Agreement. Payment of amounts credited to a Deferral Account shall constitute an unfunded obligation of the Company and the Outside Director will be an unsecured creditor of the Company with respect to that obligation. An Outside Director’s Deferral Account shall have a subaccount for each Service Year with respect to which the director has deferred receipt of some or all of the director’s Award for that Service Year. The subaccount shall be credited with a number of Deferred Stock Units equal to the number of shares of Restricted Stock that the Outside Director elected to defer for that Service Year.

2.6    “Deferred Compensation Agreement” means a written agreement between an Outside Director and the Company, in such from as the Board may determine, pursuant to which the director agrees to receive a portion of his or her Annual Award in the form of Deferred Stock Units instead of Restricted Stock in accordance with Section 6. Each Deferred Compensation Agreement entered into by an Outside Director shall apply only with respect to the Annual Award, if any, made during the next following Service Year.

Life Storage, Inc. 2020 Proxy Statement

Accordingly, the Outside Director may have a separate Deferred Compensation Agreement for each Service Year beginning during the term of the Plan during which the director serves on the Board.

2.7    “Deferred Stock Unit” means an unfunded right to receive one share of Stock, the terms of which provide for delivery of the Stock after the date of vesting, at a time or times that give rise to deferred compensation that is subject to the requirements of Code Section 409A. Deferred Stock Units do not have voting rights.

2.8    “Disability” means total disability, which if the Outside Director were an employee of the Company, would be treated as a total disability under the terms of the Company’s long-term disability plan for employees, as in effect from time to time.

2.9    “Distribution Date” means the date on which some or all of an Outside Director’s Deferral Account is converted into Stock and cash and distributed in accordance with Section 6.

2.10    “Dividend Equivalent” means an amount equal to the dividend payable with respect to a share of Stock to be paid, or accumulated during the vesting period and paid after the vesting period, with respect to each Deferred Stock Unit that has been credited to an Outside Director’s Deferral Account whenever dividends are paid with respect to a share of Stock. If a dividend paid with respect to a share of Stock is in cash or property other than Stock, the Dividend Equivalent shall be paid or accumulated and paid after the vesting period in cash or property. If a dividend paid with respect to a share of Stock is in Stock, the Dividend Equivalent shall be a similar amount of Deferred Stock Units.

2.11    “Outside Director” means each person who as of the close of the day on which an Annual Award is granted, is a director of the Company and who, as of such day, is not otherwise an officer or employee of the Company or any of its subsidiaries.

2.12    “Restricted Stock” means Stock granted to an Outside Director pursuant to an Annual Award under the Plan.

2.13    “Restricted Stock Agreement” means a written agreement between an Outside Director and the Company, in such form as the Board may determine, pursuant to which the director receives a grant of Restricted Stock.

2.14    “Service Year” means the calendar year during which the Board determines the amount, if any, of an Annual Award to be made to an Outside Director as remuneration for service on the Board for the one-year term or such other term as may be determined by the Board beginning on the date of the annual meeting of shareholders in that Service Year.

2.15    “Significant Corporate Event” means (a) the dissolution or liquidation of the Company, (b) a merger, reorganization or consolidation of the Company in which the stockholders of the Company prior to such event no longer represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of the surviving entity) either directly or indirectly more than 50% of the combined voting power of the voting securities of the Company, the surviving entity or parent of the

Life Storage, Inc. 2020 Proxy Statement

surviving entity outstanding immediately after such merger, reorganization or consolidation (c) the sale of all or substantially all of the outstanding Stock or assets of the Company to another entity.

2.16    “Stock” means the common stock of the Company, $.01 par value per share.

2.17    “Termination Event” means an Outside Director’s “separation from service” with the Company (within the meaning of Code Section 409A) for any reason.

SECTION 3.

ELIGIBILITY AND PARTICIPATION

Each Outside Director shall participate in the Plan.

SECTION 4.

STOCK SUBJECT TO PLAN

4.1    Number. The total number of shares of Stock available for Awards may not exceed one hundred thousand (100,000). Such number is subject to adjustment pursuant to Section 4.3. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock not reserved for any other purpose. Each Deferred Stock Unit credited to an Outside Director’s Deferral Account shall be deemed an award of one share of Stock.

4.2    Cancelled or Terminated Awards. Any shares of Restricted Stock granted pursuant to an Annual Award under this Plan that do not vest shall be automatically cancelled and shall not again be available for Awards under the Plan.

4.3    Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change in which the Company survives the transaction, the aggregate number of shares of Stock available for issuance hereunder shall be appropriately adjusted by the Board or its authorized committee, whose determination shall be conclusive; provided, however, that any fractional shares resulting from any such adjustment shall be disregarded.

4.4    Deferred Stock Units. Each Deferred Stock Unit that is credited to an Outside Director’s Deferral Account in accordance with a Deferred Compensation Agreement shall be deemed an award of one share of Stock. Accordingly each such Deferred Stock Unit shall reduce the number of shares of Stock available for Awards regardless of whether the Deferred Stock Unit is forfeited or becomes vested and is converted to a share of Stock.

Life Storage, Inc. 2020 Proxy Statement

SECTION 5.

RESTRICTED STOCK

5.1    Grant of Restricted Stock.

(a)

Annual Awards. Effective as of the close of each annual meeting of the stockholders of the Company commencing on or after the date of initial adoption of this Plan, each Outside Director may be granted an Annual Award as determined by the Board in its discretion.

(b)

Restricted Stock Agreement. Each grant of Restricted Stock shall be evidenced by a Restricted Stock Agreement which shall specify the number of shares of Restricted Stock to which the grant pertains and such other matters, not inconsistent herewith, as the Board deems necessary or appropriate. In the event that an Outside Director has entered into a timely Deferred Compensation Agreement, the Restricted Stock Agreement shall reflect the total number of shares included in the Award, the number of shares immediately granted as Restricted Stock, and the number of shares deferred as Deferred Stock Units.

(c)	Limitations. All grants of Restricted Stock under the Plan shall be subject to the availability of shares hereunder.

5.2    Vesting of Restricted Stock. Restricted Stock granted pursuant to an Annual Award under this Plan, and any Deferred Stock Units credited to an Outside Director’s Deferral Account in lieu of Restricted Stock, shall vest one year following the date of grant or on such other date as may be determined by the Board in either case if the Outside Director to whom such grant was made is a member of the Board as of such date; provided, however, that such Restricted Stock and any Deferred Stock Units, shall immediately vest upon any of (i) such Outside Director’s death or Disability while he or she is serving on the Board, or (ii) a Significant Corporate Event.

5.3    Services as an Employee. Notwithstanding any other provision of the Plan, if an Outside Director becomes an employee of the Company or any of its subsidiaries (a “Former Outside Director”), the Former Outside Director shall be treated as continuing in service for purposes of this Plan, but shall not be eligible to receive Annual Awards while an employee or for one full year after he or she ceases to be an employee.

SECTION 6.

DEFERRED COMPENSATION AGREEMENTS

6.1    Eligibility to Enter Into Deferred Compensation Agreement. Each Outside Director shall be eligible to enter into a separate written Deferred Compensation Agreement with respect to the Annual Award, if any, granted to the director with respect to each Service Year. In order to be effective, a properly completed, signed and dated Deferred Compensation Agreement must be delivered to the Secretary of the Company on or before the last day of the calendar year preceding the applicable Service Year and shall be irrevocable when delivered.

Life Storage, Inc. 2020 Proxy Statement

6.2    Contents of Deferred Compensation Agreement. A Deferred Compensation Agreement shall be in such form as may be specified by the Board, shall specify the percentage of the Annual Award that may be made during the next Service Year that will be deferred, and the time and manner of payment of the deferred portion of the Award, and may designate one or more beneficiaries to receive distribution of the Outside Director’s Deferral Account in the event that the Outside Director dies prior to the Distribution Date.

6.3    Effect of a Deferred Compensation Agreement. If an Outside Director enters into a Deferred Compensation Agreement prior to a Service Year, the deferral percentage stated in the agreement shall be applied to the number of Restricted Shares included in the Annual Award made during the Service Year. If the deferral percentage is less than a whole number of Restricted Shares, the number of Restricted Shares to be deferred shall be reduced to the next whole number of shares. In lieu of the Outside Director receiving the number of Restricted Shares deferred pursuant to the Deferred Compensation Agreement, an equal number of Deferred Stock Units shall be credited to a Deferral Account established for the director. The Deferred Stock Units shall be forfeitable for the same period and subject to the same restrictions as would have been applied to the Restricted Stock the Outside Director deferred to create such Deferred Stock Units.

6.4    Dividend Equivalents. Dividend Equivalents with respect to Deferred Stock Units shall be treated in a manner analogous to dividends on the Restricted Stock that would have been issued but for the election of Deferred Stock Units. Accordingly, Dividend Equivalents shall be accumulated and subject to forfeiture while the Restricted Stock is subject to vesting and such Dividend Equivalents shall be paid if and when the Deferred Stock Units become vested. Dividend Equivalents with respect to Deferred Stock Units that have become vested shall be paid when the related dividend for a share of Stock is paid. To the extent that Dividend Equivalents constitute compensation from employment or compensation from self-employment when paid, the Company shall withhold any tax required to be withheld.

6.5    Distribution of Deferral Account.

(a)

Conversion of Deferred Stock Units into Stock. Each Deferred Stock Unit that has ceased to be forfeitable shall be converted into one share of Stock and the Stock distributed to the Outside Director at such time and in such manner as elected by the director in the relevant Deferred Compensation Agreement.

(b)

When Deferral Account May Be Distributed. An Outside Director may elect to have Deferred Stock Units attributable to a Deferred Compensation Agreement (1) all converted into Stock and the Stock distributed to the director within 60 days following a Termination Event, (2) all converted into Stock and the Stock distributed to the director within the first 90 days of the first, second, third, fourth or fifth calendar year following the calendar year in which the Termination Event occurs, or (3) converted into Stock in five 20 percent batches with the first batch converted to Stock and distributed to the director within 60 days following a Termination Event and the four subsequent batches converted to Stock and distributed within the first 90 days of the first, second, third and fourth calendar years following the calendar year in which the Termination Event occurs.

Life Storage, Inc. 2020 Proxy Statement

Notwithstanding the foregoing, the form of Deferred Compensation Agreement determined by the Board for any Service Year may offer more, fewer or different election choices than those set forth in this Section 6.5(b).

(c)

Death of Director Before Complete Distribution. In the event that an Outside Director dies before complete distribution of amounts deferred under a Deferred Compensation Agreement, the amount remaining to be distributed after the year in which the director dies shall be distributed to the beneficiary designated in the director’s Deferred Compensation Agreement (or any subsequent beneficiary designation made by the director) or, if there is no beneficiary, to the director’s estate at such time as may be provided in the director’s Deferred Compensation Agreement or, if no such time is provided in the director’s Deferred Compensation Agreement, as soon as practicable in the calendar year following the calendar year of the director’s death.

(d)

Change in Control. In the event of a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Code Section 409A and the treasury regulations thereunder (a “Change in Control”), notwithstanding Section 6.5(a), all Deferral Accounts maintained pursuant to this Section 6, to the extent vested (including Deferral Accounts that become vested because the Change in Control is a Significant Corporate Event) shall be distributed in cash within 60 days following the Change in Control in amounts reflecting the value of Stock determined in connection with the Change in Control.

SECTION 7.

ADMINISTRATION, AMENDMENT AND TERMINATION OF PLAN

(a)

Administration. The Plan shall be administered by the Board. The Board shall make any determination under or interpretation of any provision of the Plan, any Restricted Stock Agreement or any Deferred Compensation Agreement. Any action taken by the Board in the administration or interpretation of the Plan shall be final and conclusive. The Board may delegate any or all of its administrative duties and its authority with respect to the Plan to any committee of the Board or, subject to applicable law and listing regulations, any other person. To the extent that any provision of the Plan refers to a determination or other action by the Board, it shall be deemed to include a determination or other action by the committee or person to whom the Board has delegated responsibility to take such action.

(b)

Amendment or Termination. The Board may terminate or suspend the Plan, and may amend and make such changes in and additions to the Plan (and, with the consent of the applicable Outside Director, any outstanding Restricted Stock grant) as it may deem proper and in the best interest of the Company; provided, however, that no such action shall adversely affect or impair any Restricted Stock theretofore granted under the Plan or Deferred Stock Units credited to a Deferral Account without the consent of the applicable Outside Director; and provided further, however, that no amendment (i) increasing the maximum number of shares of Stock which may be issued under the Plan, except as provided in Section 4.3, (ii) extending the term of the Plan, (iii) changing the requirements as

Life Storage, Inc. 2020 Proxy Statement

to eligibility for participation in the Plan, or (iv) otherwise requiring approval of stockholders under the rules and regulations of the stock exchange on which Company Stock is traded or other applicable law, rule or regulation, shall be adopted without the approval of stockholders.

SECTION 8.

MISCELLANEOUS PROVISIONS

8.1    Nontransferability of Awards. An Outside Director’s interest in his or her Deferral Accounts may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

8.2    Rights as a Stockholder. During the period in which any shares of Restricted Stock are subject to the vesting hereunder, the Board or its delegate may, in its discretion and subject to applicable law, grant to the Outside Director to whom shares of Restricted Stock have been granted the right to vote such shares. Dividends payable with respect to shares of Restricted Stock that have been awarded shall be paid but retained by the Company until such shares have become vested and shall be accumulated and paid to the Outside Director upon vesting of the Restricted Stock. In the event any shares of Restricted Stock are forfeited, the accumulated dividends shall also be forfeited.

8.3    No Guarantee of Membership. Nothing in the Plan shall confer upon an Outside Director the right to remain a member of the Board.

8.4    Requirements of Law. The granting and issuance of Restricted Stocks shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental or self-regulatory or other agencies as may be required.

8.5    Term of Plan. The Plan shall continue in effect, unless sooner terminated or suspended pursuant to Section 7, until May 31, 2025, so long as the total number of shares of Stock granted under the Plan, and all Deferred Stock Units resulting from Awards under the Plan, does not exceed the number of shares of Stock specified in Section 4.1, subject to adjustment pursuant to Section 4.3. Notwithstanding the foregoing, a Deferral Account established pursuant to a Deferred Compensation Agreement shall remain in effect until distributed in accordance with Section 6.

8.6    Separability. In case any provision of the Plan shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.7    Governing Law. The Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

8.8    Compliance with Code Section 409A.

(a)

Awards Intended To Be Excluded From Section 409A. Restricted Stock shall be issued in compliance with Code Section 83 and thereby exempt from Code Section 409A. Any interpretations or administrative actions necessary to implement the Plan shall be made to the extent practicable to preserve such exemptions from Code Section 409A.

Life Storage, Inc. 2020 Proxy Statement

(b)

Deferred Compensation Agreements. The provisions of the Plan and Deferred Compensation Agreements are intended to comply with the requirements of Code Section 409A and shall be interpreted and administered in accordance with that intent. If any provision of the Plan or Deferred Compensation Agreement would otherwise conflict with or frustrate this intent, that provision will be interpreted and deemed amended so as to avoid the conflict to the extent permissible under Department of Treasury guidance. The nature of any such amendment shall be determined by the Board. Notwithstanding the above, if an Outside Director who qualifies as a “specified employee,” as defined in treasury regulations promulgated under Code Section 409A, incurs a Termination Event for any reason other than death and becomes entitled to a distribution under the Plan, then, to the extent required to avoid taxes and penalties under Code Section 409A, no distribution otherwise payable to the director during the first six (6) months after the date of such Termination Event shall be paid to the director until the date which is one day after the date which is six (6) months after the date of such Termination Event (or, if earlier, the date of the Participant’s death). Wherever the Plan or a Deferred Compensation Agreement indicates that payments will be made within a specified time period, the date within such time period that payments will be made will be determined by the Company in its sole discretion.

(c)

Protection of the Company and Others. Notwithstanding the foregoing provisions of this Section 8.8, neither the Company, nor any officer or employee of the Company, nor any member of the Board or its authorized committee or agents shall have any liability to any Outside Director on account of the state of federal income tax consequences (or comparable tax imposed by a non-US taxing authority) any Award hereunder or any Deferred Compensation Agreement entered into by such director.

Life Storage, Inc. 2020 Proxy Statement

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/27/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/LSI2020 LIFE STORAGE, INC. 6467 MAIN ST You may attend the meeting via the Internet and vote during the meeting. Have the Williamsville, NY 14221 information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/27/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any individual nominee(s), mark “For All All All Except Except” and write the number(s) of the The Board of Directors recommends you vote FOR nominee(s) on the line below. the following eight director nominees: 0 0 0 1. Election of Directors Nominees 1a. Mark G. Barberio 1b. Joseph V. Saffire 1c. Charles E. Lannon 1d. Stephen R. Rusmisel 1e. Arthur L. Havener, Jr. 1f. Dana Hamilton 1g. Edward J. Pettinella 1h. David L. Rogers The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 0 0 0 the Company for the fiscal year ending December 31, 2020. 3 Proposal to adopt the Company's 2020 Outside Directors' Stock Award Plan. 0 0 0 4 Proposal to approve the compensation of the Company's executive officers. 0 0 0 NOTE: In their discretion, the proxies are authorized to vote upon any matters of business which may properly come before the meeting, or any adjournment(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000458877_1 R1.0.1.18VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/27/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/LSI2020 LIFE STORAGE, INC. 6467 MAIN ST You may attend the meeting via the Internet and vote during the meeting. Have the Williamsville, NY 14221 information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/27/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any individual nominee(s), mark “For All All All Except Except” and write the number(s) of the The Board of Directors recommends you vote FOR nominee(s) on the line below. the following eight director nominees: 0 0 0 1. Election of Directors Nominees 1a. Mark G. Barberio 1b. Joseph V. Saffire 1c. Charles E. Lannon 1d. Stephen R. Rusmisel 1e. Arthur L. Havener, Jr. 1f. Dana Hamilton 1g. Edward J. Pettinella 1h. David L. Rogers The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 0 0 0 the Company for the fiscal year ending December 31, 2020. 3 Proposal to adopt the Company's 2020 Outside Directors' Stock Award Plan. 0 0 0 4 Proposal to approve the compensation of the Company's executive officers. 0 0 0 NOTE: In their discretion, the proxies are authorized to vote upon any matters of business which may properly come before the meeting, or any adjournment(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000458877_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com LIFE STORAGE, INC. Annual Meeting of Shareholders May 28, 2020 9:00 AM This proxy is solicited by the Board of Directors Joseph V. Saffire, Andrew J. Gregoire and Edward F. Killeen, and each of them with full power of substitution, are hereby appointed proxies to vote all shares (unless a lesser number is specified on the other side) of the stock of Life Storage, Inc. that are held of record by the undersigned on March 30, 2020 at the Annual Meeting of Shareholders of Life Storage, Inc., to be held virtually via a live webcast at www.virtualshareholdermeeting.com/LSI2020, on May 28, 2020 at 9:00 a.m., local time, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors, on each of the other matters described in the Proxy Statement and otherwise in their discretion. The shares represented by this Proxy will be voted as directed by the shareholders. If no direction is given, such shares will be voted for election of all nominees for directors listed in Proposal 1, for Proposal 2, for Proposal 3 and for Proposal 4. Continued and to be signed on reverse side 0000458877_2 R1.0.1.18Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com LIFE STORAGE, INC. Annual Meeting of Shareholders May 28, 2020 9:00 AM This proxy is solicited by the Board of Directors Joseph V. Saffire, Andrew J. Gregoire and Edward F. Killeen, and each of them with full power of substitution, are hereby appointed proxies to vote all shares (unless a lesser number is specified on the other side) of the stock of Life Storage, Inc. that are held of record by the undersigned on March 30, 2020 at the Annual Meeting of Shareholders of Life Storage, Inc., to be held virtually via a live webcast at www.virtualshareholdermeeting.com/LSI2020, on May 28, 2020 at 9:00 a.m., local time, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors, on each of the other matters described in the Proxy Statement and otherwise in their discretion. The shares represented by this Proxy will be voted as directed by the shareholders. If no direction is given, such shares will be voted for election of all nominees for directors listed in Proposal 1, for Proposal 2, for Proposal 3 and for Proposal 4. Continued and to be signed on reverse side 0000458877_2 R1.0.1.18